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CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Ameren Illinois Company 3.80% First Mortgage Bonds due 2028	$429,613,000	$53,486.82

(1)
Pursuant to Rules 457(o) and 457(r) under the Securities Act of 1933, the registration fee was calculated based on the maximum aggregate offering price. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in Ameren Illinois Company's Registration Statement on Form S-3 (File No. 333-222108-01), which was filed on December 15, 2017.

 Filed Pursuant to Rule 424(b)(2)
Registration No. 333-222108-01

        PROSPECTUS SUPPLEMENT
(To Prospectus dated December 15, 2017)

$430,000,000

3.80% First Mortgage Bonds due 2028

        Ameren Illinois Company, doing business as Ameren Illinois, is offering $430,000,000 principal amount of its 3.80% First Mortgage Bonds due 2028, referred to in this prospectus supplement as the "bonds." The bonds will mature on May 15, 2028. We will pay interest on the bonds semi-annually in arrears on May 15 and November 15 of each year. The first such payment will be made on November 15, 2018. The bonds will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We may at any time and from time to time redeem at our option all or a portion of the bonds at the applicable redemption price set forth in this prospectus supplement under "Description of Bonds—Redemption."

        As described in the accompanying prospectus and this prospectus supplement, the bonds are a new series of first mortgage bonds issued under our mortgage indenture, which will be secured by a first lien on our mortgaged property equally with all other outstanding and future first mortgage bonds (including first mortgage bonds securing our outstanding senior secured debt securities). See "Description of First Mortgage Bonds and Mortgage Indenture—Priority and Security" in the accompanying prospectus. The bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the bonds on any securities exchange.

        Investing in the bonds involves risks. See "Risk Factors" on page S-1 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Offering Price(1)	Discounts and Commissions to Underwriters	Proceeds, Before Expenses, to Ameren Illinois Company

Per bond	99.910%	0.650%	99.260%

Total	$429,613,000	$2,795,000	$426,818,000

(1)
Plus accrued interest from May 22, 2018 if settlement occurs after that date.

        The underwriters expect to deliver the bonds in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about May 22, 2018.

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley	US Bancorp	Wells Fargo Securities

SMBC Nikko

Co-Managers

Drexel Hamilton	MFR Securities, Inc.	Ramirez & Co., Inc.

May 14, 2018

Prospectus Supplement

Prospectus

        This prospectus supplement, the accompanying prospectus and any free writing prospectus that we prepare or authorize contain and/or incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized any other person to provide you with additional or different information. We are not, and the underwriters and their affiliates and agents are not, making an offer to sell the bonds in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since then.

        In this prospectus supplement, "Ameren Illinois," "we," "us" and "our" refer to Ameren Illinois Company, doing business as Ameren Illinois.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the bonds we are offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the bonds we are offering in this prospectus supplement. See "Description of First Mortgage Bonds and Mortgage Indenture" in the accompanying prospectus. In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in the accompanying prospectus, including the bonds, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the bonds and this offering.

AMEREN ILLINOIS COMPANY

        Ameren Illinois Company, doing business as Ameren Illinois, operates rate-regulated electric transmission, electric distribution, and natural gas distribution businesses in Illinois. Ameren Illinois is a subsidiary of Ameren Corporation ("Ameren"), a public utility holding company. Ameren Illinois was incorporated in Illinois in 1923 as Central Illinois Public Service Company ("CIPS"). On October 1, 2010, Central Illinois Light Company ("CILCO") and Illinois Power Company ("IP") merged with and into CIPS (the "Ameren Illinois Merger") with the surviving corporation renamed Ameren Illinois Company. Ameren Illinois supplies electric and natural gas utility service to a 40,000 square mile area in central and southern Illinois. As of December 31, 2017, Ameren Illinois supplied electric service to 1.2 million customers and natural gas service to 0.8 million customers.

        Our principal executive offices are located at 6 Executive Drive, Collinsville, Illinois 62234, and our telephone number is (618) 343-8150.

RISK FACTORS

        Investing in the bonds involves certain risks. In considering whether to purchase the bonds offered by this prospectus supplement, you should carefully consider the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the information under the heading "Forward-Looking Statements" below and under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017 (the "2017 Form 10-K"), which is incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

        Statements in this prospectus supplement and the accompanying prospectus not based on historical facts are considered "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under

"Risk Factors" in the 2017 Form 10-K and in our other filings with the SEC, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

  •
  regulatory, judicial, or legislative actions, including the effects of The Tax Cuts and Jobs Act of 2017 ("TCJA") and any changes in regulatory policies and ratemaking determinations, such as those that may result from the complaint case filed in February 2015 with the Federal Energy Regulatory Commission seeking a reduction in the allowed base return on common equity under the Midcontinent Independent System Operator, Inc. tariff, our natural gas regulatory rate review filed with the Illinois Commerce Commission ("ICC") in January 2018, our April 2018 annual electric distribution formula rate update filing, and future regulatory, judicial, or legislative actions that change regulatory recovery mechanisms and the resulting impacts on our results of operations, financial position, and liquidity;

  •
  the effect of our participation in performance-based formula ratemaking frameworks under the Illinois Energy Infrastructure Modernization Act and the Future Energy Jobs Act ("FEJA"), including the direct relationship between our return on common equity and 30-year United States Treasury bond yields, and the related financial commitments;

  •
  the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

  •
  the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, amendments or technical corrections to the TCJA, and any challenges to the tax positions taken by us;

  •
  the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

  •
  our ability to achieve the FEJA electric energy efficiency goals and the resulting impact on our allowed return on program investments;

  •
  our ability to align overall spending, both operating and capital, with frameworks established by our regulators and to recover these costs in a timely manner in our attempt to earn our allowed returns on equity;

  •
  the cost and availability of purchased power, zero-emission credits, renewable energy credits, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits, including our ability to recover the costs for such commodities and credits and our customers' tolerance for any related price increases;

  •
  the effectiveness of our risk management strategies and our use of financial and derivative instruments;

  •
  the ability to obtain sufficient insurance or, in the absence of insurance, the ability to recover uninsured losses from our customers;

  •
  business and economic conditions, including their impact on interest rates, collection of our receivable balances, and demand for our products;

  •
  disruptions of the capital markets, deterioration in our credit metrics, including as a result of the implementation of the TCJA, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

  •
  the actions of credit rating agencies and the effects of such actions;

  •
  the impact of adopting new accounting guidance and the application of appropriate accounting rules and guidance;

  •
  the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

  •
  the construction, installation, performance, and cost recovery of transmission, and distribution assets;

  •
  the effects of breakdowns or failures of equipment in the operation of natural gas transmission and distribution systems and storage facilities, such as leaks, explosions, and mechanical problems, and compliance with natural gas safety regulations;

  •
  the effects of our increasing investment in electric transmission projects, our ability to obtain all of the necessary approvals to complete the projects, and the uncertainty as to whether we will achieve our expected returns in a timely manner;

  •
  the effects of strategic initiatives, including mergers, acquisitions, and divestitures;

  •
  the impact of current environmental regulations and new, more stringent, or changing requirements that are enacted over time and that could increase our costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers' demand for electricity or natural gas, or otherwise have a negative financial effect;

  •
  the impact of negative opinions of us or our utility services that our customers, legislators, or regulators may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or protect sensitive customer information, increases in rates, or negative media coverage;

  •
  the impact of complying with renewable energy portfolio requirements, and with the zero emission standard, in Illinois;

  •
  labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates, mortality tables, and returns on benefit plan assets;

  •
  the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

  •
  legal and administrative proceedings;

  •
  the impact of cyber-attacks, which could, among other things, result in the loss of operational control of electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information; and

  •
  acts of sabotage, war, terrorism, or other intentionally disruptive acts.

        New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference the following documents previously filed with the SEC:

  •
  the 2017 Form 10-K; and

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

        We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement until the offering contemplated by this prospectus supplement is completed or terminated.

        Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in any separately filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement or the accompanying prospectus.

        You may request a free copy of these filings by writing or telephoning us, c/o Ameren Corporation, at the following address:

  Ameren Illinois Company c/o Ameren Corporation
  Attention: Secretary's Department
  P.O. Box 66149
  St. Louis, Missouri 63166-6149
  Telephone: (314) 621-3222

        Upon such request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. Copies of these filings are also available from Ameren's website at www.amereninvestors.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus supplement or the accompanying prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

        The information in this section supplements the information in the "Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividend Requirements" section on page 3 of the accompanying prospectus.

        Our ratios of earnings to fixed charges for the year ended December 31, 2017 was 4.0 and for the three months ended March 31, 2018 was 4.4.

CAPITALIZATION

        The following table shows our capitalization (including short-term debt) as of March 31, 2018 on an actual basis and as adjusted to give effect to the issuance of the bonds offered by this prospectus supplement and the intended application of the estimated net proceeds from this offering as described under "Use of Proceeds."

	As of March 31, 2018
	Amount	Percent of Total Capitalization	As Adjusted	Percent of Total Capitalization As Adjusted
	(in millions)		(in millions)
Short-term debt(1)	$224	3.4%	$—	—%
Long-term debt(2)(3):
Senior secured debt securities, first mortgage bonds, other secured debt and environmental improvement and pollution control revenue bonds	2,400	36.9	2,830	43.1
Current maturities	457	7.0	313	4.8
Preferred stock (not subject to mandatory redemption)	62	1.0	62	0.9
Other shareholders' equity	3,363	51.7	3,363	51.2

Total capitalization	$6,506	100.0%	$6,568	100.0%

(1)
Consists of commercial paper under our commercial paper program.

(2)
Only includes the principal amount of the related long-term debt and therefore excludes unamortized net debt premium of less than $3 million and unamortized debt issuance costs of $24 million.

(3)
Includes approximately $2.9 billion in principal amount of senior secured debt securities secured by first mortgage bonds.

USE OF PROCEEDS

        We estimate the net proceeds from the sale of the bonds offered by this prospectus supplement (after deducting underwriting discounts and commissions and our other expenses of the offering) will be approximately $425.2 million. We intend to use the net proceeds of this offering to repay short-term debt, including short-term debt that we incurred in connection with the repayment at maturity of $144 million aggregate principal amount of our 6.25% senior secured notes due April 1, 2018. On May 11, 2018, our short-term debt consisted of commercial paper, which was outstanding in the amount of $356.6 million and had maturities of up to 11 days and a weighted-average interest rate of 2.34%.

DESCRIPTION OF BONDS

        The following description of the bonds is only a summary and is not intended to be comprehensive. The description should be read together with the description set forth in the accompanying prospectus under the heading "Description of First Mortgage Bonds and Mortgage Indenture." In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

General

        We are issuing $430,000,000 in principal amount of bonds as a new series of first mortgage bonds under, and secured by, our General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, as supplemented, modified and amended and as it may be further amended and supplemented, which we refer to collectively as the mortgage indenture, between The Bank of New York Mellon Trust Company, N.A., as mortgage trustee, and us (as successor to IP).

        We may from time to time, without the consent of the existing holders of the bonds, "reopen" this series of bonds, which means we can create and issue further bonds having the same terms and conditions (including the same CUSIP number) as the series of bonds offered by this prospectus supplement in all respects, except for the date of original issuance, the offering price and, if applicable, the initial interest accrual date and the initial interest payment date. Additional bonds issued in this manner will be consolidated with, and form a single series with, the previously outstanding bonds.

        The bonds will be represented by one or more global securities, in registered form, without coupons, and will be registered in the name of a nominee of The Depository Trust Company ("DTC"). For so long as the bonds are registered in the name of DTC, or its nominee, we will pay the principal, premium, if any, and interest due on the bonds to DTC for payment to its participants for subsequent disbursement to the beneficial owners. See "—Global Securities and Book-Entry System" in this prospectus supplement. The bonds will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Maturity and Interest

        The bonds will mature on May 15, 2028. The bonds will bear interest at a rate of 3.80% per year. Interest on the bonds will accrue from the date of original issuance and will be payable semi-annually in arrears on May 15 and November 15 of each year (each an "interest payment date") to the holders of record at the close of business on May 1 and November 1, whether or not a business day, prior to such interest payment date, provided that interest payable on the maturity date shall be payable to the person to whom principal shall be payable. The first interest payment date is November 15, 2018.

        Interest will be calculated on the basis of a 360-day year of twelve 30-day months. In the event that the maturity date, any redemption date or any interest payment date is not a business day, the payment of principal, premium, if any, or interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay. A business day shall mean any weekday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the corporate trust office of the mortgage trustee under the mortgage indenture is located, are obligated or authorized by law or executive order to close.

Redemption

        All or a portion of the bonds may be redeemed at our option at any time or from time to time. The redemption price for the bonds to be redeemed on any redemption date prior to February 15, 2028 (three months prior to the maturity of the bonds) (the "Par Call Date") will be equal to the greater of the following amounts:

  •
  100% of the principal amount of the bonds being redeemed on that redemption date; or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the bonds being redeemed on that redemption date that would be payable if such bonds matured on the Par Call Date (not including any portion of any payments of interest accrued to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 15 basis points, as determined by the Reference Treasury Dealer (as defined below);

plus, in each case, accrued and unpaid interest thereon to the redemption date. The redemption price for the bonds to be redeemed on any redemption date on or after the Par Call Date will be equal to 100% of the principal amount of the bonds being redeemed on that redemption date plus accrued and unpaid interest thereon to the redemption date. The redemption price for the bonds shall be payable to the person to whom principal shall be payable except that installments of interest on bonds that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the bonds and the mortgage indenture.

        We will send notice of any redemption at least 10 days but not more than 60 days before the redemption date to each registered holder of the bonds to be redeemed, and, if less than all bonds are to be redeemed, the particular bonds to be redeemed will be selected by the mortgage trustee in such manner as it shall deem appropriate and fair; provided that as long as the bonds are represented by global certificates registered in the name of DTC, or its nominee, beneficial interests in such global certificates will be selected for redemption by DTC in accordance with its standard procedures therefor.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the mortgage trustee, on or prior to such redemption date, of money sufficient to pay the principal of, premium, if any, and interest on such bonds and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such bonds. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds or portions thereof called for redemption.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the U.S. Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the bonds to be redeemed (assuming, for this purpose, that the bonds matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

        "Reference Treasury Dealer" means each of (A) J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc., or, in each case, an affiliate thereof, which are primary U.S. Government securities dealers in the United States (each, a "Primary Treasury Dealer"), and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Ranking

        The bonds will rank equally with all of our other current and future secured debt that is directly or indirectly secured by the lien of the mortgage indenture, will be effectively senior to our unsecured and unsubordinated debt (with respect to the mortgaged property under the mortgage indenture as defined in the accompanying prospectus under "Description of First Mortgage Bonds and Mortgage Indenture—Priority and Security" in the accompanying prospectus) and will rank senior in right of payment to our subordinated debt, if any. As of March 31, 2018, we had approximately $500 million in principal amount of first mortgage bonds, $2.4 billion in principal amount of senior secured debt securities and less than $1 million in principal amount of pollution control revenue bonds, which debt securities and bonds are secured by first mortgage bonds issued under the mortgage indenture, approximately $42 million in principal amount of other secured debt outstanding secured by a lien on substantially all of the property and franchises that were owned by CILCO immediately prior to the Ameren Illinois Merger and certain extensions, enlargements, additions, or repairs to such property or franchises acquired after the Ameren Illinois Merger, but not by a lien on the mortgaged property securing the bonds offered by this prospectus supplement (see "Description of First Mortgage Bonds and Mortgage Indenture—Priority and Security" in the accompanying prospectus), approximately $17 million in principal amount of unsecured and unsubordinated long-term environmental improvement and pollution control revenue bonds outstanding and approximately $224 million in principal amount of unsecured and unsubordinated short-term debt outstanding. See "Description of Senior Debt Securities—General" in the accompanying prospectus for a description of the senior secured debt securities.

Global Securities and Book-Entry System

        The bonds will be in book-entry form, will be represented by one or more permanent global certificates in fully registered form without interest coupons and will be deposited with the mortgage trustee as custodian for DTC and registered in the name of Cede & Co. or another nominee designated by DTC. Holders of bonds may elect to hold interests in a global security through DTC, Clearstream Banking, société anonyme ("Clearstream"), or Euroclear Bank SA/NV, as operator of the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on DTC's books.

        We will issue bonds in certificated form, referred to below as the certificated bonds, to DTC for owners of beneficial interests in a global security if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary and we are unable to locate a qualified successor within 90 days or if at any time DTC, or any successor depositary, ceases to be a "clearing agency" under the Securities Exchange Act of 1934;

  •
  we decide in our sole discretion (and subject to the procedures of DTC) to terminate the use of the book-entry system for the bonds through DTC; or

  •
  an event of default relating to the bonds occurs.

        The following is based solely on information furnished by DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly. Distributions with respect to interests in the bonds held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

        Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV ("Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no records of or relationship with persons holding through Euroclear Participants.

        Euroclear advises that investors that acquire, hold and transfer interests in the bonds by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

        Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records and Clearstream and Euroclear will credit on their book-entry registration and transfer systems the number of bonds sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.

        Title to book-entry interests in the bonds will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the bonds may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the bonds may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the bonds among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy (the "Omnibus Proxy") to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Payments of principal, premium, if any, and interest on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the mortgage trustee or agent on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants and not of DTC, the mortgage trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the mortgage trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

        Because DTC can act only on behalf of Direct Participants, which, in turn, act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a global security to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing that interest.

        Initial settlement for the bonds will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's same-day funds settlement system. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC's rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within the established deadlines of such system.

        Due to time-zone differences, credits of the bonds received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such bonds settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the bonds by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

        The information in this section has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy thereof.

        None of the mortgage trustee, us, the underwriters or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Additional Information

        See "Description of First Mortgage Bonds and Mortgage Indenture" in the accompanying prospectus and, in particular, the subcaption "Reserved Rights to Amend the Mortgage Indenture and Consents", for additional important information about the bonds. That information includes additional information about the terms of the bonds, including security and the lien of the mortgage indenture, general information about the mortgage indenture and the mortgage trustee, a description of certain restrictions and covenants contained in the mortgage indenture, certain reservations of rights to amend the mortgage indenture without any consent or other action of the holders of certain first mortgage bonds, including the bonds, and a description of events of default under the mortgage indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the bonds. Unless otherwise stated, this discussion deals only with bonds held as capital assets (generally, assets held for investment) by holders that purchase bonds in this offering at the offering price. The tax treatment of a holder may vary depending on that holder's particular situation. This discussion does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies, broker-dealers, tax-exempt organizations, governmental organizations, regulated investment companies, persons holding bonds as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, persons holding bonds through a partnership or other pass-through entity or arrangement, U.S. holders whose functional currency is not the U.S. dollar or who hold bonds through a non-U.S. broker or other non-U.S. intermediary, certain former U.S. citizens or long-term residents, persons subject to the alternative minimum tax and persons required to report income with respect to a bond no later than when such income is reported on an "applicable financial statement" under Section 451(b) of the Internal Revenue Code of 1986, as amended. In addition, this discussion does not address any aspects of state, local, or foreign tax laws. This discussion is based on the U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date of this prospectus supplement, which are subject to change or differing interpretations, possibly on a retroactive basis. You should consult your own tax advisor as to the particular tax consequences to you of the purchase, ownership and disposition of the bonds, including the application and effect of U.S. federal, state and local tax laws and foreign tax laws.

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a bond, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of a bond that is a partnership and any partners in such partnership should consult their own tax advisors.

        We have determined the likelihood is remote that we will redeem bonds in circumstances in which the redemption amount payable to holders would exceed 100% of the principal amount of the bonds to be redeemed plus accrued and unpaid interest. Our determination regarding such likelihood is not binding on the Internal Revenue Service (the "IRS"). Given our determination, we do not intend to treat the bonds as contingent payment debt instruments for U.S. federal income tax purposes. If the IRS or a court were to take a contrary position, the bonds could be subject to U.S. federal income tax rules governing contingent payment debt instruments, in which case the amount and timing of income inclusions with respect to the bonds and the character of income recognized on a sale, exchange or redemption of a bond, could differ materially and adversely from what is described below. The remainder of this discussion assumes that the bonds will not be subject to the contingent payment debt instrument rules.

U.S. Holders

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of a bond that is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a legal entity (1) created or organized in or under the laws of the United States, any state in the United States or the District of Columbia and (2) treated as a corporation for U.S. federal income tax purposes;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

  Stated Interest

        Generally, stated interest on a bond will be includible in your gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is received or accrued in accordance with your regular method of tax accounting.

  Sale, Exchange, Redemption or Retirement of a Bond

        You generally will recognize capital gain or loss upon a sale, exchange, redemption or retirement of a bond measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a bond is attributable to the payment of accrued interest on the bond, which amount will be treated as a payment of interest) and (ii) your adjusted tax basis in the bond. The gain or loss will be long-term capital gain or loss if the bond has been held for more than one year at the time of the sale, exchange or retirement. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. holder's initial basis in a bond generally will be the amount paid for the bond.

  Medicare Tax

        Certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their "net investment income," which may include all or a portion of their interest income and net gains from the disposition of the bonds. Each U.S. holder that is an individual, estate or trust should consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of its investment in the bonds.

  Information Reporting and Backup Withholding

        A U.S. holder may be subject to information reporting and, under certain circumstances, "backup withholding" at the current rate of 24% with respect to certain "reportable payments," including interest on or principal (and premium, if any) of a bond and the gross proceeds from a disposition of a bond.

        Information reporting and backup withholding will not apply with respect to payments made to "exempt recipients" (such as corporations and tax-exempt organizations) provided, if requested, their exemptions from backup withholding are properly established.

        Information reporting will generally apply to reportable payments to U.S. holders that are not exempt recipients (such as individuals). In addition, backup withholding will apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A holder that does not provide its correct TIN also may be subject to penalties imposed by the IRS.

        Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a refund or as a credit against that holder's U.S. federal income tax liability, provided the requisite procedures are followed.

Non-U.S. Holders

        The following discussion applies to you if you are a beneficial owner of a bond other than a U.S. holder as defined above or a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes (a "non-U.S. holder"). Special rules may apply to you or your shareholders if you are a "controlled foreign corporation" or "passive foreign investment company." You should consult your own tax advisor to determine the U.S. federal, state, local and other tax consequences that may be relevant to you in your particular circumstances.

        Subject to the discussion below under "Information Reporting and Backup Withholding" and "FATCA Withholding," no withholding of U.S. federal income tax will apply to interest paid on a bond to a non-U.S. holder under the "portfolio interest exemption," provided that the:

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  interest is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States;

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  non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

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  non-U.S. holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

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  non-U.S. holder provides to the withholding agent, in accordance with specified procedures, a statement to the effect that such non-U.S. holder is not a U.S. person (generally by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).

        If a non-U.S. holder cannot satisfy the requirements of the portfolio interest exemption described above, interest paid on the bonds (including payments in respect of original issue discount, if any, on the bonds) made to a non-U.S. holder will be subject to a 30% U.S. federal withholding tax, unless that non-U.S. holder provides the withholding agent with a properly executed statement (i) generally provided on IRS Form W 8BEN or IRS Form W-8BEN-E, as applicable, claiming an exemption from or reduction of withholding under an applicable income tax treaty or (ii) generally provided on IRS Form W-8ECI stating that the interest is not subject to withholding tax because it is effectively connected with that non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States). A non-U.S. holder may be required to periodically update its Form W-8.

        If a non-U.S. holder is engaged in the conduct of a trade or business in the United States and the interest is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, the interest is attributable to a permanent establishment maintained by the non-U.S. holder within the United States), that non-U.S. holder will be subject to U.S. federal income tax on the interest on a net income basis at the same rates generally applicable to U.S. holders rather than the 30% gross rate. In addition, if such non-U.S. holder is a foreign corporation, it may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Subject to the discussion below under "Information Reporting and Backup Withholding" and "FATCA Withholding," any gain realized on the disposition of a bond generally will not be subject to U.S. federal income tax unless the:

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  gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States); or

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  non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

  Information Reporting and Backup Withholding

        The amount of interest paid on the bonds to non-U.S. holders generally must be reported annually to the IRS. These reporting requirements apply regardless of whether withholding was reduced or eliminated by the portfolio interest exemption or any applicable income tax treaty. Copies of the information returns reflecting income in respect of the bonds may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or information sharing agreement.

        A non-U.S. holder will generally not be subject to additional information reporting or to backup withholding with respect to payments on the bonds or to information reporting or backup withholding with respect to proceeds from the sale or other disposition of bonds to or through a U.S. office of any broker, as long as the holder:

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  has furnished to the payor or broker a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, the non-U.S. holder's status as a non-U.S. person;

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  has furnished to the payor or broker other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with applicable U.S. Treasury regulations; or

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  otherwise establishes an exemption.

        The payment of the proceeds from a sale or other disposition of bonds to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, a sale or disposition of bonds will be subject to information reporting, but not backup withholding, if it is to or through a foreign office of a U.S. broker or a non-U.S. broker with certain enumerated connections with the United States unless the documentation requirements described above are met or the holder otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such holder's U.S. federal income tax liability, if any, or will otherwise be refundable, provided that the requisite procedures are followed and the proper information is filed with the IRS on a timely basis. Non-U.S. holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

FATCA Withholding

        The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act and the U.S. Treasury regulations and other applicable guidance thereunder, commonly referred to as "FATCA", generally impose a U.S. federal withholding tax of 30% on any U.S.-source interest paid on debt obligations and on the gross proceeds (including the return of principal) from the sale or other disposition of such debt obligations (if such disposition, including a redemption or retirement, occurs after December 31, 2018) if paid to a "foreign financial institution" or a "non-financial foreign entity" (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary) unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) the non-financial foreign entity either certifies it does not have any "substantial U.S. owners" or furnishes identifying information regarding each substantial U.S. owner; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). An applicable intergovernmental agreement regarding FATCA between the United States and a foreign jurisdiction may modify the rules discussed in this paragraph.

        Holders should consult with their own tax advisors regarding the implications of FATCA on their investment in the bonds.

        The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of bonds, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING

General

        Subject to the terms and conditions set forth in an underwriting agreement, dated the date hereof, between us and the underwriters named below, for whom J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the principal amount of bonds set forth opposite its name below.

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$91,375,000
Morgan Stanley & Co. LLC	91,375,000
U.S. Bancorp Investments, Inc.	91,375,000
Wells Fargo Securities, LLC	91,375,000
SMBC Nikko Securities America, Inc.	51,600,000
Drexel Hamilton, LLC	4,300,000
MFR Securities, Inc.	4,300,000
Samuel A. Ramirez & Company, Inc.	4,300,000

Total	$430,000,000

        The obligations of the underwriters, including their agreement to purchase bonds from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the bonds if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of bonds may be terminated.

        The underwriters have advised us that they propose to initially offer the bonds to the public at the offering price set forth on the cover page of this prospectus supplement and may also offer the bonds to dealers at a price that represents a concession not in excess of 0.40% of the principal amount of the bonds. Any underwriter may allow, and any of these dealers may re-allow, a concession not in excess of 0.25% of the principal amount of the bonds. After the initial offering of the bonds, the underwriters may from time to time vary the offering price and other selling terms. The offering of the bonds by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

New Issue

        The bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the bonds on any securities exchange. The underwriters have advised us that they intend to make a market in the bonds after the offering, although they are under no obligation to do so. The underwriters may discontinue any market-making activities at any time without any notice. We can give no assurance as to the liquidity of the trading market for the bonds or that a public trading market for the bonds will develop.

Price Stabilization and Short Positions

        In connection with the offering of the bonds, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the bonds. Specifically, the underwriters may overallot in connection with the offering of the bonds, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the bonds in the open market to cover short positions or to stabilize the price of the bonds. Finally, the underwriters may reclaim selling concessions allowed for distributing the bonds in the offering, if the underwriters repurchase previously distributed bonds in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the bonds above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the bonds. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Expenses and Indemnification

        We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $1.6 million.

        We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Settlement

        We expect to deliver the bonds against payment for the bonds on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the sixth business day following the date of the pricing of the bonds. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds on the date of pricing or the next three business days will be required, by virtue of the fact that the bonds are expected to initially settle in T+6, to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the bonds in any member state of the European Economic Area ("EEA") that has implemented the Prospectus Directive (each, a "Relevant Member State") will only be made to a legal entity which is a qualified investor as defined in the Prospectus Directive ("qualified investor"). Accordingly, any person making or intending to make an offer in that Relevant Member State of the bonds which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so with respect to qualified investors. Neither we nor the underwriters have authorized, nor do we or the underwriters authorize, the making of any offer of the bonds other than to qualified investors. The expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

        The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); (ii) a customer within the meaning of Directive 2002/92/EC, as amended (known as the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently, no key information document required by Regulation (EU) No 1286/2014 (the "PRIIPs Regulation") for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

        In the United Kingdom, this prospectus supplement and the accompanying prospectus is being distributed only to and is directed only at persons (1) who fall within Article 19 (5) ("investment professionals") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") or (ii) who fall within Article 49(2)(a) to (d) ("High net worth companies, unincorporated associations etc.") of the Order or (3) who are persons to whom it may otherwise be lawfully communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is only available to, and will be engaged in with, relevant persons.

        Each underwriter has represented and agreed that:

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  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the bonds in circumstances in which Section 21(1) of the FSMA does not apply to us; and

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  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

        The bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

        This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the bonds described herein. The bonds may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the bonds constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

        The bonds have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the "CWUMPO"), or (b) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the "SFO") and any rules made thereunder or (c) in other circumstances which do not result in the document being a "prospectus" as defined in the CWUMPO.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds may not be circulated or distributed, nor may the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the bonds are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debt securities and units of shares and debt securities of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the bonds under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (b) where no consideration is given for the transfer or (c) by operation of law.

Notice to Prospective Investors in Japan

        The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the "FIEA") and each of the underwriters and each of its affiliates has represented and agreed that it has not offered or sold and it will not offer or sell any bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with the FIEA and any other applicable laws, regulations, and ministerial guidelines of Japan. As used in this paragraph, "resident of Japan" means a natural person having his/her place of domicile or residence in Japan, or a legal person having its main office in Japan. A branch, agency or other office in Japan of a non-resident, irrespective of whether it is legally authorized to represent its principal or not, shall be deemed to be a resident of Japan even if its main office is in any other country than Japan.

        If an offeree does not fall under a "qualified institutional investor" (tekikaku kikan toshika), as defined in Article 10, Paragraph 1 of the Cabinet Office Ordinance Concerning Definition Provided in Article 2 of the Financial Instruments and Exchange Law ("Qualified Institutional Investor"), the bonds will be offered in Japan by a private placement to small number of investors (shoninzu muke kanyu), as provided under Article 23-13, Paragraph 4 of the FIEA, and accordingly, the filing of a securities registration statement for a public offering pursuant to Article 4, Paragraph 1 of the FIEA has not been made. Such offeree or purchaser of the bonds is prohibited from transferring the bonds except in the case of a transfer of such bonds in whole to a single transferee. Further, any such transferee is also prohibited from transferring the bonds except in the case of a transfer of such bonds in whole to a single transferee. If an offeree falls under the Qualified Institutional Investor, the bonds will be offered in Japan by a private placement to the Qualified Institutional Investors (tekikaku kikan toshokamuke kanyu), as provided under Article 23-13, Paragraph 1 of the FIEA, and accordingly, the filing of a securities registration statement for a public offering pursuant to Article 4, Paragraph 1 of the FIEA has not been made. Such offeree who subscribes the bonds (the "QII Notes") or purchaser of the QII Notes will be prohibited from transferring its QII Notes other than to another Qualified Institutional Investor. Furthermore, any such transferee of the QII Notes will also be prohibited from transferring its QII Notes other than to another Qualified Institutional Investor.

Notice to Prospective Investors in Taiwan

        The bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the bonds in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

        The bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Relationships

        In the ordinary course of their respective businesses, the underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation. Affiliates of certain of the underwriters are lenders under our existing revolving credit facility. Certain of the underwriters and their affiliates may own a portion of our commercial paper being repaid with the net proceeds of this offering, and may, therefore, receive a portion of the net proceeds from this offering.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

        The validity of the bonds will be passed upon for us by Morgan, Lewis & Bockius, LLP, New York, New York, and Craig W. Stensland, Esq., Senior Corporate Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to us. Certain legal matters will be passed upon for us by Gregory L. Nelson, Esq., our Senior Vice President, General Counsel and Secretary. Certain legal matters will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP represents certain of our affiliates from time to time in connection with various matters. All matters pertaining to our incorporation and all other matters of Illinois law relating to us will be passed upon only by Mr. Stensland. As to all matters based on the law of the State of Illinois, Morgan, Lewis & Bockius LLP will rely on the opinion of Mr. Stensland. As to all matters based on the law of the State of New York, Mr. Stensland will rely on the opinion of Morgan, Lewis & Bockius LLP.

EXPERTS

        The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

AMEREN ILLINOIS COMPANY

Senior Secured Debt Securities
First Mortgage Bonds
Senior Unsecured Debt Securities
Preferred Stock

        Ameren Illinois Company may offer any of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

        This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, the securities described in this prospectus will not be listed on a national securities exchange.

        Our principal executive offices are located at 6 Executive Drive, Collinsville, Illinois 62234 and our telephone number is (618) 343-8150.

        Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities may be offered directly or through underwriters, agents or dealers. The terms of the plan of distribution will be provided in the applicable prospectus supplement. See "Plan of Distribution."

The date of this prospectus is December 15, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus and selling securityholders may offer such securities owned by them from time to time. We may offer any of the following securities: senior secured debt securities, first mortgage bonds, senior unsecured debt securities and preferred stock (collectively, the "securities").

        This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we have filed with the SEC includes exhibits that provide more detail regarding the securities described in this prospectus. You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under "Where You Can Find More Information."

        In this prospectus, "Ameren Illinois," "we," "us" and "our" refer to Ameren Illinois Company and, unless the context otherwise indicates, do not include our subsidiaries, if any.

AMEREN ILLINOIS COMPANY

        Ameren Illinois Company, doing business as Ameren Illinois, operates rate-regulated electric transmission, electric distribution and natural gas distribution businesses in Illinois. Ameren Illinois is a subsidiary of Ameren Corporation ("Ameren"), a public utility holding company under the Public Utility Holding Company Act of 2005. Ameren Illinois was incorporated in Illinois in 1923 and is the successor to a number of companies, the oldest of which was organized in 1902. Ameren Illinois supplies electric and natural gas utility service to portions of central and southern Illinois having an estimated population of 3.1 million in an area of 40,000 square miles. As of December 31, 2016, Ameren Illinois supplied electric service to 1.2 million customers and natural gas service to 0.8 million customers.

RISK FACTORS

        Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. There may be additional risks and uncertainties (either currently unknown or not currently believed to be material) that could adversely affect the results of our operations, financial position and liquidity. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference the following documents previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017; and

  •
  our Current Reports on Form 8-K filed on May 1, 2017, and November 28, 2017.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

        You may request a free copy of these filings by writing or telephoning us, c/o Ameren Corporation, at the following address:

  Ameren Illinois Company
  c/o Ameren Corporation
  Attention: Secretary's Department
  P.O. Box 66149
  St. Louis, Missouri 63166-6149
  Telephone: (314) 621-3222

        Upon such request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Copies of these filings are also available from Ameren's website at www.amereninvestors.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or in any written communication from us specifying the final terms of a particular offering of securities. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the filing date of the document incorporated by reference. Our business, financial position, results of operations and prospects may have changed since those dates.

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

        Our ratios of earnings to fixed charges for the five years ended December 31, 2016, and the nine months ended September 30, 2017, were as follows:

	Year Ended December 31,
						Nine Months Ended September 30, 2017
	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	2.8	3.1	3.8	3.5	3.9	3.9

        Our ratios of earnings to combined fixed charges and preferred stock dividend requirements for the five years ended December 31, 2016, and the nine months ended September 30, 2017, were as follows:

	Year Ended December 31,
						Nine Months Ended September 30, 2017
	2012	2013	2014	2015	2016
Ratio of earnings to combined fixed charges and preferred stock dividend requirements	2.7	3.0	3.7	3.4	3.8	3.8

USE OF PROCEEDS

        Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:

  •
  to finance our ongoing construction and maintenance programs;

  •
  to redeem, repurchase, repay or retire outstanding indebtedness and preferred stock; and

  •
  for other general corporate purposes.

        The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

        We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF SENIOR SECURED DEBT SECURITIES

General

        The senior secured debt securities will be issued under, and secured by, our senior secured indenture dated as of June 1, 2006, as amended and supplemented, which we refer to collectively as the "senior secured indenture," between The Bank of New York Mellon Trust Company, N.A., as senior secured trustee, and us (as successor to Illinois Power Company). The senior secured indenture and the form of supplemental indenture or other instrument establishing the senior secured debt securities of a particular series are exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. The senior secured indenture has been qualified under the Trust Indenture Act of 1939. The senior secured debt securities of all series that may be issued under the senior secured indenture are referred to in this prospectus as "senior secured debt securities." The following summaries of certain provisions of the senior secured indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the senior secured indenture and the senior secured debt securities.

Priority and Security; Release Date

        Until the release date (as defined below), all of the senior secured debt securities outstanding under the senior secured indenture will be secured by one or more series of our first mortgage bonds, which we refer to as the "senior note mortgage bonds," issued under the mortgage indenture described under "Description of First Mortgage Bonds and Mortgage Indenture" and delivered by us to the senior secured trustee. On the date of original issuance of a series of senior secured debt securities before the release date, we will simultaneously issue and deliver to the senior secured trustee under the senior secured indenture, as security for such senior secured debt securities, a corresponding series of our senior note mortgage bonds. Each series of senior note mortgage bonds will be in the same aggregate principal amount, will have the same stated maturity date and redemption provisions, and, if they bear interest, will have the same interest rate and interest payment dates, as the series of such senior secured debt securities to which they relate. These senior note mortgage bonds will secure the related series of senior secured debt securities. Until the release date, the senior secured debt securities will be secured ratably with our first mortgage bonds in the collateral pledged to secure such bonds.

        When we pay the principal of, premium, if any, and interest on the senior secured debt securities, senior note mortgage bonds of the related series in a principal amount equal to the principal amount of such senior secured debt securities so paid will be deemed fully paid and our obligation to make such payment shall be discharged. Any payment of principal of, premium, if any, and interest on each series of senior note mortgage bonds will generally be applied by the senior secured trustee to satisfy our obligations with respect to principal of, premium, if any, and interest on the related series of senior secured debt securities.

        The release date will be the date that all of our first mortgage bonds issued and outstanding under the mortgage indenture, other than the senior note mortgage bonds, have been retired—at, before or after the maturity thereof—through payment, redemption or otherwise, including those first mortgage bonds deemed to be paid within the meaning of the mortgage indenture. On the release date, the senior secured trustee will deliver to us for cancellation all the senior note mortgage bonds and, not later than 30 days thereafter, will provide notice to all holders of senior secured debt securities of the occurrence of the release date. As a result, on the release date, the senior note mortgage bonds shall cease to secure the senior secured debt securities, and the senior secured debt securities will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding, unless otherwise secured as described in this prospectus or any prospectus supplement. If any event of default under the senior secured indenture or the mortgage indenture has occurred and is continuing on the date that the release date would otherwise occur, the release date will be postponed until the event of default has been cured.

        A release date will not occur so long as our 3.70% First Mortgage Bonds due 2047 are outstanding. We have also agreed that so long as any of our 2.70% Senior Secured Notes due 2022 are outstanding, we will not permit a release date to occur, and so long as any of our 9.75% Senior Secured Notes due 2018 and 6.25% Senior Secured Notes due 2018 are outstanding, we will not optionally redeem, purchase or otherwise retire in full our outstanding first mortgage bonds not subject to release provisions; therefore a release date will not occur so long as these notes remain outstanding. We may at any time redeem our 3.70% First Mortgage Bonds due 2047, 2.70% Senior Secured Notes due 2022, 9.75% Senior Secured Notes due 2018 and 6.25% Senior Secured Notes due 2018, at a make-whole redemption price.

        Until the release date, the senior secured debt securities will rank equally with all of our other current and future secured debt that is directly or indirectly secured by the lien of the mortgage indenture, will be effectively senior to our unsecured and unsubordinated debt (with respect to the mortgaged property under the mortgage indenture as defined below under "Description of First Mortgage Bonds and Mortgage Indenture—Priority and Security") and will rank senior in right of payment to our subordinated debt. We have other senior secured debt, and we may incur additional senior secured debt, that is secured by a lien on substantially all of the property and franchises that were owned by Central Illinois Light Company ("CILCO") immediately prior to the merger of CILCO and Illinois Power Company with and into Central Illinois Public Service Company on October 1, 2010, with the surviving corporation renamed Ameren Illinois Company (the "Ameren Illinois Merger") and certain extensions, enlargements, additions, or repairs to such property or franchises acquired after the Ameren Illinois Merger, but not by a lien on the mortgaged property securing the senior secured debt securities described in this prospectus. Unless we elect otherwise, the senior secured debt securities will not be secured by the property and franchises that were owned by CILCO immediately prior to the Ameren Illinois Merger and any improvements, extensions, or additions to that property or renewals, replacements or substitutions of or for any part of that property.

        Each series of senior note mortgage bonds will be a series of our first mortgage bonds, all of which are secured by a lien on the mortgaged property. Upon the payment or cancellation of any outstanding senior secured debt securities, the senior secured trustee shall surrender to us for cancellation an equal principal amount of the related series of senior note mortgage bonds. We have agreed not to permit, at any time prior to the release date, the aggregate principal amount of senior note mortgage bonds held by the senior secured trustee to be less than the aggregate principal amount of senior secured debt securities then outstanding under the senior secured indenture. Prior to the release date, we may continue to issue first mortgage bonds under the mortgage indenture and such first mortgage bonds may not be subject to release provisions. Following the release date, we have agreed to cause the mortgage indenture to be discharged and we have agreed not to issue any additional first mortgage bonds under the mortgage indenture. While we have agreed to be precluded after the release date from issuing additional first mortgage bonds under the mortgage indenture, we have not agreed to be precluded under the senior secured indenture from issuing or assuming other secured or unsecured debt, or incurring liens on our property, except to the extent indicated under "—Certain Covenants—Limitation on Liens" and "—Certain Covenants—Limitation on Sale and Lease-Back Transactions," and except as may otherwise be indicated in the applicable prospectus supplement. The senior secured debt securities can become secured by certain of our property from and after the release date as explained below under "—Certain Covenants—Limitation on Liens."

        The senior secured indenture provides that our obligations to compensate the senior secured trustee and reimburse the senior secured trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior secured debt securities upon all property and funds held or collected by the senior secured trustee as such.

Issuance of Additional Senior Secured Debt Securities

        The senior secured indenture provides that senior secured debt securities may be issued thereunder without limitation as to aggregate principal amount, provided that, prior to the release date, the principal amount of senior secured debt securities that may be issued and outstanding under the senior secured indenture cannot exceed the principal amount of senior note mortgage bonds then held by the senior secured trustee under the senior secured indenture.

Provisions of a Particular Series

        The prospectus supplement applicable to each series of senior secured debt securities will specify:

  •
  the title and any limitation on the aggregate principal amount of the senior secured debt securities;

  •
  the original issue date for the senior secured debt securities and the date on which the senior secured debt securities will mature;

  •
  the interest rate or rates, or method of calculation thereof, for the senior secured debt securities, and the date from which interest shall accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for payments of interest if other than the fifteenth day of the calendar month next preceding each interest payment date;

  •
  the terms, if any, regarding the optional or mandatory redemption of the senior secured debt securities, including redemption date or dates of the senior secured debt securities, if any, and the price or prices applicable to such redemption;

  •
  any period or periods within which, the price or prices at which and the terms and conditions upon which the senior secured debt securities may be repaid, in whole or in part, at the option of the holder thereof;

  •
  if prior to the release date, the designation of the related series of senior note mortgage bonds being delivered to the senior secured trustee in connection with the issuance of the senior secured debt securities; and

  •
  any other terms of the senior secured debt securities not inconsistent with the senior secured indenture.

        Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

        There is no requirement under the senior secured indenture that our future issuances of debt securities be issued exclusively under the senior secured indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in the senior secured indenture or applicable to one or more issuances of senior secured debt securities, in connection with future issuances of other debt securities, including as described in this prospectus under "Description of Senior Unsecured Debt Securities."

        The senior secured indenture provides that the senior secured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all senior secured debt securities of one series at the same time, and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series without the consent of the holders of the senior secured debt securities of that series, for issuances of additional senior secured debt securities of that series.

        Unless otherwise provided in the applicable prospectus supplement, there are no provisions in the senior secured indenture or the senior secured debt securities that require us to redeem, or permit the holders to cause a redemption of, the senior secured debt securities or, except for the requirement that existing and additional senior secured debt securities be secured by an equal principal amount of senior note mortgage bonds until a release date occurs as described under "—Priority and Security; Release Date" and "—Issuance of Additional Senior Secured Debt Securities," that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of senior secured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of The Depository Trust Company, as depositary, which we refer to as "DTC," and deposited with, or on behalf of, the depositary. Except as set forth under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have senior secured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior secured debt securities and will not be considered the registered holders thereof under the senior secured indenture.

        Senior secured debt securities of any series will be exchangeable for other senior secured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

        Unless otherwise indicated in the applicable prospectus supplement, senior secured debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the senior secured trustee maintained for such purpose with respect to any series of senior secured debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the senior secured indenture. Such transfer or exchange will be effected upon the senior secured trustee and us being satisfied with the endorsements or instruments of transfer and the identity or authorization of the person making the request. In the case of any senior secured debt securities that have been mutilated, destroyed, lost or stolen, new senior secured debt securities of a like aggregate principal amount and tenor will be issued upon the senior secured trustee and us being satisfied with the evidence of ownership and loss and with the security or indemnity provided.

        In the event of any redemption of senior secured debt securities of any series, the senior secured trustee will not be required to exchange or register a transfer of any senior secured debt securities of such series selected, called or being called for redemption except, in the case of any senior secured debt security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Payments with respect to principal of, premium, if any, and interest on senior secured debt securities issued in the form of global securities will be paid in the manner described below under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, interest on senior secured debt securities, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person's address as it appears in the register for the senior secured debt securities maintained by the senior secured trustee; provided, however, a holder of senior secured debt securities of one or more series under the senior secured indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the senior secured trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest at maturity on, senior secured debt securities in the form of certificated securities will be payable in immediately available funds at the office of the senior secured trustee or at the authorized office of any paying agent upon presentation and surrender of such senior secured debt securities. We may appoint additional paying agents from time to time, including ourselves or our affiliates.

        All monies we pay to the senior secured trustee for the payment of principal of, premium, if any, and interest on any senior secured debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such senior secured debt security thereafter may look only to us for payment thereof.

        In any case where the date on which the principal of, premium, if any, or interest on any senior secured debt security is due or the date fixed for redemption of any senior secured debt security is not a business day (as defined in the senior secured indenture), then payment of that principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date or the date fixed for redemption, and, in the case of timely payment on such business day, no additional interest shall accrue for the period from and after such principal, premium or interest is stated to be due to such business day.

Redemption Provisions

        Any terms for the optional or mandatory redemption of the senior secured debt securities will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior secured debt securities of a series are to be redeemed, the particular senior secured debt securities to be redeemed will be selected by the senior secured trustee in such manner as it shall deem appropriate and fair.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the senior secured trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, premium, if any, and interest on such senior secured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior secured debt securities.

Purchase of Senior Secured Debt Securities

        We or our affiliates may, at any time and from time to time, purchase all or some of the senior secured debt securities at any price or prices, whether by tender, in the open market, by private negotiated agreement or otherwise, subject to applicable law.

Events of Default

        The following constitute events of default under the senior secured indenture with respect to the senior secured debt securities:

  •
  default in the payment of principal of, and premium, if any, on any senior secured debt securities when due and payable;

  •
  default in the payment of interest on any senior secured debt securities when due and payable which continues for 60 days;

  •
  failure to observe or perform any of our other covenants or warranties in the senior secured debt securities or in the senior secured indenture and the continuation thereof for 60 days after written notice thereof is given to us by the senior secured trustee or to the senior secured trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding senior secured debt securities;

  •
  prior to the release date, the occurrence of an event of default as defined in the mortgage indenture; provided, however, that the waiver or cure of such default under the mortgage indenture and the rescission and annulment of the consequences thereof under the mortgage indenture shall constitute a waiver of the corresponding event of default under the senior secured indenture and a rescission and annulment of the consequences thereof under the senior secured indenture; and

  •
  the occurrence of certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the senior secured indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing.

        If an event of default under the senior secured indenture occurs and is continuing, either the senior secured trustee or the holders of not less than 33% in aggregate principal amount of the outstanding senior secured debt securities may declare, by notice in writing, the principal amount of and interest on all senior secured debt securities to be due and payable immediately. Upon such acceleration of the senior secured debt securities, the senior note mortgage bonds shall be immediately redeemable upon demand of the senior secured trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date. At any time after an acceleration of the senior secured debt securities has been declared, but before a judgment or decree for the payment of the principal amount of the senior secured debt securities has been obtained, and provided the acceleration of all senior note mortgage bonds has not occurred, if we pay or deposit with the senior secured trustee a sum sufficient to pay all matured installments of interest and the principal and premium, if any, which have become due otherwise than by acceleration and any amounts due to the senior secured trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior secured debt securities.

        The senior secured indenture provides that the senior secured trustee generally will be under no obligation to exercise any of its rights or powers under the senior secured indenture at the request or direction of any of the holders of senior secured debt securities unless such holders have offered to the senior secured trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the senior secured indenture, the holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior secured trustee, or of exercising any trust or power conferred on the senior secured trustee. The holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to waive any past default or event of default under the senior secured indenture, except a default in the payment of principal, premium or interest on the senior secured debt securities. The senior secured indenture provides that no holder of senior secured debt securities may institute any action against us under or with respect to the senior secured indenture except as described in the next paragraph or unless such holder previously shall have given to the senior secured trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of senior secured debt securities shall have requested the senior secured trustee to institute such action and shall have offered the senior secured trustee reasonable indemnity, and the senior secured trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of senior secured debt securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior secured debt securities.

        Notwithstanding the foregoing, each holder of senior secured debt securities has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such senior secured debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior secured debt securities.

        The senior secured indenture provides that the senior secured trustee, within 90 days after the occurrence of a default with respect to the senior secured debt securities actually known to the senior secured trustee, is required to give the holders of the senior secured debt securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, premium or interest on any senior secured debt securities, the senior secured trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We are required to deliver to the senior secured trustee each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, we are in compliance with the conditions and covenants under the senior secured indenture.

Modification

        The senior secured trustee and we may modify and amend the senior secured indenture with the consent of the holders of a majority in principal amount of the outstanding senior secured debt securities, considered as one class, provided that no such modification or amendment may, without the consent of the holder of each outstanding senior secured debt security affected thereby:

  •
  change the maturity date of any senior secured debt security;

  •
  reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any senior secured debt security;

  •
  reduce the principal amount of, or premium payable on, any senior secured debt security;

  •
  change the coin or currency of any payment of principal of, premium, if any, or interest on any senior secured debt security;

  •
  change the date on which any senior secured debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on any senior secured debt security;

  •
  impair the interest of the senior secured trustee in any senior note mortgage bonds or, prior to the release date, reduce the principal amount of any series of senior note mortgage bonds to an amount less than the principal amount of the related series of senior secured debt securities or alter the payment provisions of those senior note mortgage bonds in a manner adverse to the holders of the senior secured debt securities; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding senior secured debt securities necessary to modify or amend the senior secured indenture or to waive any past default to less than a majority.

        The senior secured trustee and we may modify and amend the senior secured indenture without the consent of the holders:

  •
  to change or eliminate any of the provisions of the senior secured indenture, provided that any such change or elimination shall become effective only when there is no outstanding senior secured debt securities created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to senior secured debt securities issued after the effective date of such change or elimination;

  •
  to establish the form of the senior secured debt securities of any series as permitted by the senior secured indenture or to establish or reflect any terms of the senior secured debt securities of any series as determined by the senior secured indenture;

  •
  to evidence the succession of another corporation to us as permitted by the senior secured indenture, and the assumption by any successor of our covenants in the senior secured indenture and in the senior secured debt securities;

  •
  to grant or confer upon the senior secured trustee for the benefit of the holders of one or more series of senior secured debt securities any additional rights, remedies, powers or authority;

  •
  to permit the senior secured trustee to comply with any duties imposed upon it by law;

  •
  to specify further the duties and responsibilities of, and to define further the relationships among, the senior secured trustee, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the senior secured indenture;

  •
  to add to our covenants for the benefit of the holders of one or more series of senior secured debt securities or to surrender a right conferred on us in the senior secured indenture;

  •
  to add further security for the senior secured debt securities;

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  to add an event of default with respect to one or more series of senior secured debt securities;

  •
  to add provisions permitting us to be released with respect to one or more series of outstanding senior secured debt securities from our obligations under the covenants described under "—Certain Covenants—Limitation on Liens," "—Certain Covenants—Limitation on Sale and Lease-Back Transactions" and "—Consolidation, Merger and Sale or Disposition of Assets," upon satisfaction of conditions with respect to such series of senior secured debt securities that are the same as those described under "—Defeasance and Discharge," except that the opinion of tax counsel referred to in that section need not be based upon a ruling or similar pronouncement by the Internal Revenue Service or a change in law;

  •
  to comply with our obligations with respect to limitations on liens in the senior secured indenture;

  •
  to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

  •
  to make any other change that is not prejudicial to the holders of senior secured debt securities.

        A supplemental indenture which changes or eliminates any covenant or other provision of the senior secured indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of senior secured debt securities, or which modifies the rights of the holders of senior secured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the senior secured indenture of the holders of senior secured debt securities of any other series.

Defeasance and Discharge

        The senior secured indenture provides that we will be discharged from any and all obligations in respect of the senior secured debt securities and the senior secured indenture, except for certain obligations such as obligations to register the transfer or exchange of senior secured debt securities, replace stolen, lost or mutilated senior secured debt securities and maintain paying agencies, if, among other things, we irrevocably deposit with the senior secured trustee, in trust for the benefit of holders of senior secured debt securities, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on the senior secured debt securities on the dates such payments are due in accordance with the terms of the senior secured indenture and the senior secured debt securities; provided that, unless all of the senior secured debt securities are to be due within 90 days of such deposit by redemption or otherwise, we shall also have delivered to the senior secured trustee an opinion of counsel expert in federal tax matters to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the senior secured debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the senior secured indenture and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of the senior secured indenture. Thereafter, the holders of senior secured debt securities must look only to such deposit for payment of the principal of, premium, if any, and interest on the senior secured debt securities.

Consolidation, Merger and Sale or Disposition of Assets

        We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties substantially as an entirety to any person unless:

  •
  the successor corporation or the person that receives such properties pursuant to such sale or other disposition shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia;

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  the successor corporation or the person that receives such properties pursuant to such sale or other disposition assumes by supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the senior secured debt securities and the performance of every covenant of the senior secured indenture to be performed or observed by us; and

  •
  if such consolidation, merger, sale or disposition occurs prior to the release date, the successor corporation or the person that receives such properties pursuant to such sale or other disposition assumes by a supplemental indenture to the mortgage indenture our obligations under the mortgage indenture with respect to the senior note mortgage bonds.

        Upon any such consolidation, merger, sale or other disposition of our properties substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the senior secured indenture with the same effect as if such successor corporation or person had been named as us therein and we will be released from all obligations under the senior secured indenture. For purposes of the senior secured indenture, the conveyance or other transfer by us of:

  •
  all of our facilities for the transmission of electric energy; or

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  all of our facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all our properties as or substantially as an entirety.

Certain Covenants

  Limitation on Liens

        The senior secured indenture provides that we may not issue, assume, guarantee or permit to exist after the release date any Debt (as defined below) that is secured by any mortgage, security interest, pledge, lien or other encumbrance ("Lien") of or upon any of our Operating Property (as defined below), whether owned at the date of the senior secured indenture or thereafter acquired, without in any such case effectively securing the senior secured debt securities (together with, if we shall so determine, any of our other indebtedness ranking equally with the senior secured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

        The foregoing restriction will not apply to:

  (1)
  Liens on Operating Property existing at the time of acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

  (2)
  Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us (which Liens may also extend to Operating Property subsequently acquired, constructed, developed, repaired, altered or improved if required by the mortgage, security agreement or other instrument creating such Lien provided that such Liens may not extend to Operating Property owned by us immediately prior to such merger, consolidation, sale, lease or disposition);

  (3)
  Liens on Operating Property to secure all or part of the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose (including the costs of incurring such Debt) or for reimbursement of funds previously expended for any such purpose (including the costs of incurring such Debt), provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

  (4)
  Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property; or

  (5)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4); provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

        Also, the foregoing restriction will not apply to the issuance, assumption or guarantee by us of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount which, together with all our other secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under any of the foregoing exceptions in clauses (1) to (5) and Sale and Lease-Back Transactions that are permitted by the first sentence of "—Limitation on Sale and Lease-Back Transactions"), does not exceed 15% of Capitalization (as defined below).

  Limitation on Sale and Lease-Back Transactions

        The senior secured indenture provides that we may not enter into or permit to exist after the release date any Sale and Lease-Back Transaction (as defined below) with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of (i) the completion of the acquisition and (ii) the placing in operation of such Operating Property or of such

Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if:

  (1)
  we would be entitled pursuant to any of the provisions described in clauses (1) to (5) of the first sentence of the second paragraph under "—Limitation on Liens" to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior secured debt securities;

  (2)
  after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under "—Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (1)); or

  (3)
  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our board of directors) of the Operating Property so leased, to the retirement of senior secured debt securities or our other Debt ranking senior to, or equally with, the senior secured debt securities, subject to reduction for senior secured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

  Certain Definitions

        "Capitalization" means the total of all the following items appearing on, or included in, our consolidated balance sheet:

  •
  liabilities for Debt (excluding debt issued after the date of the senior secured indenture relating to any securitization transaction authorized by an order of the Illinois Commerce Commission pursuant to state legislation authorizing such securitization) maturing more than 12 months from the date of determination; and

  •
  common stock, preferred stock or other preferred securities, premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of an event for which such determination is being made.

        "Debt" means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

        "Operating Property" means:

  •
  any interest in real property owned by us; and

  •
  any asset owned by us that is depreciable in accordance with generally accepted accounting principles in the United States excluding, in either case, any interest of us as lessee under any lease which has been or would be capitalized on the books of the lessee in accordance with such generally accepted accounting principles (except for a lease that results from a Sale and Lease-Back Transaction).

        "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the senior secured indenture.

        "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

  •
  the net proceeds to us from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction; and

  •
  the net book value of such property, as determined in accordance with generally accepted accounting principles by us at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Voting of Senior Note Mortgage Bonds Held by Senior Secured Trustee

        The senior secured trustee, as the holder of the senior note mortgage bonds, will attend any meeting of bondholders under the mortgage indenture, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent. So long as no event of default under the senior secured indenture shall have occurred and be continuing, the senior secured trustee shall vote all senior note mortgage bonds then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the mortgage indenture, the holders of which are eligible to vote or consent; provided, however, with respect to any amendment or modification of the mortgage indenture which, if it were an amendment or modification of the senior secured indenture, would require the consent of holders of senior secured debt securities as described under "—Modification," the senior secured trustee shall not vote in favor of, or consent to, such amendment or modification without the prior consent of holders of senior secured debt securities that would be required for such an amendment or modification of the senior secured indenture. If there are no holders of other first mortgage bonds outstanding under the mortgage indenture who are eligible to vote or consent with respect to any amendment or modification of the mortgage indenture, the senior secured trustee shall vote the senior note mortgage bonds then held by it, or consent with respect thereto, in accordance with the consent of the holders of senior secured debt securities that would be required for such an amendment or modification of the senior secured indenture.

        Unless otherwise indicated in the applicable prospectus supplement, each initial and future holder of senior secured debt securities of every series created after October 25, 2017, will irrevocably (a) consent to each of the amendments to the mortgage indenture described under "Description of First Mortgage Bonds and Mortgage Indenture" entitled: "—Priority and Security," "—Issuance of Additional First Mortgage Bonds," "—Remedies," "—Consolidation, Merger, Conveyance, Transfer or Lease" and "—Release of Property" without any other or further action by any holder of such senior secured debt securities and (b) designate the senior secured trustee as the proxy of such holder with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of noteholders or bondholders, in lieu of any meeting of noteholders or bondholders, in response to any consent solicitation or otherwise. As of November 30, 2017, no holder of senior secured debt securities has consented to such amendments. For information regarding voting or consents by holders of first mortgage bonds (other than senior note mortgage bonds), see "—Reserved Rights to Amend the Mortgage Indenture and Consents" under "Description of First Mortgage Bonds and Mortgage Indenture" in this prospectus.

Resignation or Removal of Senior Secured Trustee

        The senior secured trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The senior secured trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior secured trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding senior secured debt securities. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the senior secured trustee upon notice to the holder of each senior secured debt security outstanding and the senior secured trustee, and the appointment of a successor trustee.

Concerning the Senior Secured Trustee

        We and our affiliates maintain corporate trust and other banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates.

        The Bank of New York Mellon Trust Company, N.A. is also acting as trustee under the mortgage indenture, our senior note indenture dated as of June 1, 2006, that was originally executed by CILCO, and our senior note indenture dated as of December 1, 1998. As trustee under the senior secured indenture, The Bank of New York Mellon Trust Company, N.A. could have a conflicting interest for purposes of the Trust Indenture Act of 1939 if an event of default were to occur under the senior secured indenture. In that case, the senior secured trustee may be required to eliminate such conflicting interest by resigning as senior secured trustee. There are other instances under the Trust Indenture Act of 1939 which would require the resignation of the senior secured trustee if a senior secured indenture event of default were to occur.

Governing Law

        The senior secured indenture is, and the senior secured debt securities will be, governed by New York law.

DESCRIPTION OF FIRST MORTGAGE BONDS AND MORTGAGE INDENTURE

General

        Each series of first mortgage bonds will be a new series of first mortgage bonds issued under our General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, between us (as successor to IP) and The Bank of New York Mellon Trust Company, N.A., as successor mortgage trustee, as supplemented, modified and amended by various supplemental indentures, which we collectively refer to as the "mortgage indenture." The mortgage indenture and the form of supplemental indenture establishing the first mortgage bonds of a particular series are exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. The mortgage indenture has been qualified under the Trust Indenture Act of 1939. The first mortgage bonds of all series that may be issued under the mortgage indenture are referred to in this prospectus as "first mortgage bonds." The following summaries of certain provisions of the mortgage indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the mortgage indenture and the first mortgage bonds.

        The first mortgage bonds will be issued directly or as security for our obligations under the senior secured indenture and the senior secured debt securities issued thereunder. We refer to first mortgage bonds issued to secure our obligations under the senior secured indenture and the senior secured debt securities issued thereunder as "senior note mortgage bonds."

Reserved Rights to Amend the Mortgage Indenture and Consents

        We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds, including any senior note mortgage bonds, created after October 25, 2017, as described below under "—Priority and Security," "—Issuance of Additional First Mortgage Bonds," "—Remedies," "—Consolidation, Merger, Conveyance, Transfer or Lease" and "—Release of Property." In addition, unless otherwise indicated in the applicable prospectus supplement, each initial and future holder of first mortgage bonds (other than senior note mortgage bonds) of every series created after October 25, 2017, will irrevocably (a) consent to each of such amendments to the mortgage indenture without any other or further action by any holder of such first mortgage bonds and (b) designate the mortgage trustee as the proxy of such holder with irrevocable instructions to vote and deliver written consent on behalf of such holder in favor of such amendments at any meeting of bondholders, in lieu of any meeting of bondholders, in response to any consent solicitation or otherwise. As of November 30, 2017, the holders of first mortgage bonds (other than senior note mortgage bonds) in the principal amount of $500 million (representing 17.9% of the aggregate principal amount of first mortgage bonds then outstanding) have consented to such amendments. For information regarding voting or consents by the holder of senior note mortgage bonds, the senior secured trustee, see "—Voting of Senior Note Mortgage Bonds Held by Senior Secured Trustee" under "Description of Senior Secured Debt Securities" in this prospectus.

Priority and Security

        The first mortgage bonds, including the senior note mortgage bonds, will be secured by a first lien on the "mortgaged property," which is substantially all of our properties used or to be used in the purchase, transmission, distribution and sale of electricity and natural gas other than the properties owned by CILCO immediately prior to the Ameren Illinois Merger and the other excepted property described below.

        We have other senior secured debt, and we may incur additional senior secured debt, that is secured by a lien on substantially all of the property and franchises that were owned by CILCO immediately prior to the Ameren Illinois Merger and certain extensions, enlargements, additions, or repairs to such property or franchises acquired after the Ameren Illinois Merger, but not by a lien on the mortgaged property. Unless we elect otherwise, the first mortgage bonds, including the senior note mortgage bonds, will not be secured by the property and franchises that were owned by CILCO immediately prior to the Ameren Illinois Merger and any improvements, extensions, or additions to that property or renewals, replacements or substitutions of or for any part of that property.

        The lien of the mortgage indenture on our properties may be subject to permitted liens which include, among other things:

  •
  any lien of the mortgage trustee granted by the mortgage indenture;

  •
  tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

  •
  mechanics', workmen's, repairmen's, materialmen's, warehousemen's and carriers' liens, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker's compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

  •
  specified judgment liens;

  •
  easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

  •
  liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

  •
  specified leases and leasehold, license, franchise and permit interests;

  •
  liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

  •
  liens granted on air or water pollution control, sewage or solid waste disposal, or other similar facilities in connection with industrial development revenue bonds;

  •
  rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property;

  •
  liens in favor of a governmental entity securing payments pursuant to a statute (other than taxes and assessments) or securing purchase money indebtedness;

  •
  liens or encumbrances which in the opinion of counsel do not, individually or in the aggregate, materially impair the lien of the mortgage indenture or the security afforded thereby for the benefit of bondholders; and

  •
  liens securing indebtedness for the payment of which money has been irrevocably deposited in trust and liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.

We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after October 25, 2017, to amend the definition of permitted liens to include, among other things,

  •
  any lien of the mortgage trustee granted by the mortgage indenture;

  •
  tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days' notice has not been given to our general counsel or to such other person designated by us to receive such notices;

  •
  mechanics', workmen's, repairmen's, materialmen's, warehousemen's and carriers' liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker's compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days' notice has not been given to our general counsel or to such other person designated by us to receive such notices;

  •
  specified judgment liens;

  •
  easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, our property;

  •
  liens securing indebtedness or other obligations relating to real property we acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

  •
  specified leases and leasehold, license, franchise and permit interests;

  •
  liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

  •
  liens granted on air or water pollution control, sewage or solid waste disposal, or other similar facilities in connection with industrial development, pollution control or other revenue bonds, or other obligations the interest on which is not included in taxable income for federal or state tax purposes or is otherwise entitled to tax benefits;

  •
  rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property;

  •
  rights and interests of persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in the property;

  •
  restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation;

  •
  liens in favor of a governmental entity securing payments or obligations pursuant to a statute (other than taxes and assessments);

  •
  liens or encumbrances which in the opinion of counsel do not, individually or in the aggregate, materially impair the lien of the mortgage indenture or the security afforded thereby for the benefit of bondholders; and

  •
  liens securing indebtedness for the payment of which money has been irrevocably deposited in trust and liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made.

        In addition, there are excepted from the lien of the mortgage indenture, among other things, the following:

  •
  cash and securities not paid to, deposited with or held by the mortgage trustee under the mortgage indenture;

  •
  contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, franchises, licenses, certain intellectual property rights and other general intangibles;

  •
  vehicles, movable equipment, aircraft and vessels;

  •
  goods, wares and merchandise held for sale in the ordinary course of business or for our use or benefit;

  •
  materials, supplies and other personal property consumable in the operations of our business;

  •
  office, communication, computer or record equipment;

  •
  coal, ore, gas, oil, minerals and timber mined or extracted from the land we own or lease;

  •
  electric energy, gas, steam water and other products produced or purchased;

  •
  leasehold interests;

  •
  books and records;

  •
  properties not used or to be used in our electric or gas business;

  •
  properties owned by CILCO immediately prior to the Ameren Illinois Merger; and

  •
  properties acquired by us after the Ameren Illinois Merger that are not improvements, extensions, or additions to the mortgaged property or renewals, replacements or substitutions of or for any part of the mortgaged property.

We sometimes refer to property of ours not covered by the lien of the mortgage indenture as "excepted property." Without the consent of the holders of the first mortgage bonds, we and the mortgage trustee may enter into supplemental indentures to subject additional property to the lien of the mortgage indenture, whether or not used in our electric or gas utility businesses (including property which would otherwise be excepted property). Such property, so long as the same would otherwise constitute "property additions" (as described below), would thereupon constitute property additions and be available as a basis for the issuance of first mortgage bonds. See "—Issuance of Additional First Mortgage Bonds."

        The mortgage indenture contains provisions subjecting certain after-acquired property to the lien thereof. These provisions are limited in the case of consolidation or merger (whether or not we are the surviving entity) or sale of substantially all of our assets. In the event of consolidation or merger or the transfer of all the mortgaged property as or substantially as an entirety, the mortgage indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor entity except properties acquired from us in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties. See "—Consolidation, Merger, Conveyance, Transfer or Lease." In addition, we may acquire property that is subject to vendors' liens, purchase money mortgages and other liens thereon at the time of acquisition thereof.

        The mortgage indenture provides that the mortgage trustee will have a lien, prior to the lien on behalf of the holders of first mortgage bonds, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities.

Issuance of Additional First Mortgage Bonds

        The maximum principal amount of first mortgage bonds which may be issued under the mortgage indenture is limited to $100 billion at any time outstanding, subject to property additions, earnings and other limitations of the mortgage indenture. Without the consent of any holder of first mortgage bonds, we may increase or decrease the maximum amount of first mortgage bonds that may be outstanding at any time under the mortgage indenture to an amount that is not less than the aggregate principal amount of first mortgage bonds then outstanding. First mortgage bonds of any series may be issued from time to time under the mortgage indenture on the basis of, and in an aggregate principal amount not exceeding:

  (1)
  75% of the lesser of the "cost" or "fair value" (in each case, as defined in the mortgage indenture) of property additions which do not constitute "funded property" (generally, property additions which have been made the basis of the authentication and delivery of first mortgage bonds, the release of mortgaged property or cash withdrawals, or which have been substituted for retired property) after certain deductions and additions, primarily including adjustments to offset property retirements;

  (2)
  the aggregate principal amount of retired bonds (which consist of first mortgage bonds which have been paid, redeemed or otherwise retired or for the payment of which sufficient cash has been irrevocably deposited with the mortgage trustee, have not been used for certain other purposes under the mortgage indenture and have not been paid, redeemed or otherwise retired by the application of cash constituting mortgaged property); and

  (3)
  the amount of cash deposited with the mortgage trustee for such purpose, which cash may thereafter be withdrawn upon the same basis that additional first mortgage bonds are issuable under (1) and (2) above.

        "Property additions" generally include any property which is owned by us and is subject to the lien of the mortgage indenture, except (with certain exceptions) goodwill or going concern value rights, or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of ours.

        In general, the issuance of additional first mortgage bonds is also subject to our adjusted net earnings for 12 consecutive months within the preceding 18 months being at least twice the annual interest requirements on all first mortgage bonds at the time outstanding, first mortgage bonds then applied for and all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the mortgage indenture, if any, except that no such net earnings requirement need be met if the additional first mortgage bonds to be issued are to have no stated interest rate prior to maturity. We do not need to satisfy the net earnings requirement prior to issuance of first mortgage bonds on the basis of retired bonds under (2) above under any circumstances. In general, the interest requirement with respect to variable interest rate indebtedness, if any, is determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in effect upon initial authentication. We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after October 25, 2017, to delete the net earnings requirement set forth above with respect to the issuance of additional first mortgage bonds.

        "Adjusted net earnings" are our operating revenues (including those subject to possible refund) less our operating expenses excluding, among other things, provisions for income taxes; depreciation or amortization of property; interest on any indebtedness and amortization of debt discount and expense; any non-recurring charge to income of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring item in our books of account; and any refund of revenues previously collected or accrued by us subject to possible refund. Adjusted net earnings also do not take into account profits or losses from the sale or other disposition of property, or non-recurring charges of any kind or nature, whether items of revenue or expense. With respect to first mortgage bonds of a series subject to a periodic offering (such as a medium-term note program), the mortgage trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the first mortgage bonds of such series.

Provisions of a Particular Series

        The prospectus supplement applicable to each series of first mortgage bonds, other than senior note mortgage bonds, will specify:

  •
  the designation of such first mortgage bonds;

  •
  the date or dates on which the principal of such first mortgage bonds is payable;

  •
  the interest rate or rates for such first mortgage bonds and the date or dates from which interest shall accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for payments of interest;

  •
  the option, if any, for us to redeem such first mortgage bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such first mortgage bonds may be redeemed;

  •
  our obligation, if any, to redeem or purchase such first mortgage bonds pursuant to any sinking fund or at the option of the holder and the terms and conditions upon which such first mortgage bonds will be redeemed; and

  •
  any other terms not inconsistent with the provisions of the mortgage indenture.

        Unless otherwise indicated in the applicable prospectus supplement, the first mortgage bonds will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

        The senior note mortgage bonds will have the same aggregate principal amount, interest rate and maturity date as the related series of senior secured debt securities and will be redeemable when the related series of senior secured debt securities is redeemable or when payment of the related series of senior secured debt securities has been accelerated after an event of default. Upon payment of the principal of, premium, if any, or interest on the senior secured debt securities, senior note mortgage bonds of the corresponding series in a principal amount equal to the principal amount of such senior secured debt securities so paid will be deemed fully paid and our obligation to make such payment shall be discharged.

        Unless otherwise provided in the applicable prospectus supplement, there are no provisions in the mortgage indenture or the first mortgage bonds that require us to redeem, or permit the holders to cause a redemption of, the first mortgage bonds or, except as described under "—Priority and Security" and "—Issuance of Additional First Mortgage Bonds," that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, other than senior note mortgage bonds, each series of first mortgage bonds will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of DTC, as depositary, and deposited with, or on behalf of, the depositary. Except as set forth under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have first mortgage bonds registered in their names, will not receive or be entitled to receive physical delivery of any first mortgage bonds and will not be considered the registered holders thereof under the mortgage indenture.

        First mortgage bonds will be exchangeable for other first mortgage bonds of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, subject to the terms of the mortgage indenture, first mortgage bonds may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office or agency we may designate for such purpose with respect to any series of first mortgage bonds, without service charge but upon payment of any taxes and other governmental charges as described in the mortgage indenture. Such transfer or exchange will be effected upon the mortgage trustee and us being satisfied with the endorsements or instruments of transfer and the identity or authorization of the person making the request. In the case of any first mortgage bonds that have been mutilated, destroyed, lost or stolen, new first mortgage bonds of a like aggregate principal amount and tenor will be issued upon the mortgage trustee and us being satisfied with the evidence of ownership and loss and with the indemnity provided.

        Notwithstanding the foregoing, we will not be required to transfer or exchange any first mortgage bonds during a period beginning at the opening of business 15 days before any selection of first mortgage bonds to be redeemed and ending at the close of business on the day notice of redemption is mailed, or that is called or being called for redemption except, in the case of any first mortgage bond to be redeemed in part, the portion thereof not to be so redeemed.

        The senior note mortgage bonds will be immediately delivered to, and registered in the name of, the senior secured trustee. The senior secured indenture provides that the senior secured trustee shall not transfer any senior note mortgage bonds except to a successor trustee, to us, as provided in the senior secured indenture, or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of us.

Payment and Paying Agents

        Payments with respect to principal of, premium, if any, and interest on first mortgage bonds issued in the form of global securities will be paid in the manner described below under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, interest on first mortgage bonds, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person's address as it appears in the register for the first mortgage bonds; provided, however, a holder of first mortgage bonds of one or more series under the mortgage indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the mortgage trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest at maturity on, first mortgage bonds in the form of certificated securities will be payable in immediately available funds at the office of the mortgage trustee or at the authorized office of any paying agent upon presentation and surrender of such first mortgage bonds. We may appoint additional paying agents from time to time, including ourselves or our affiliates.

        All monies we pay to the mortgage trustee for the payment of principal of, premium, if any, and interest on any first mortgage bonds which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such first mortgage bonds thereafter may, as an unsecured creditor, look only to us for payment thereof.

        In any case where the date on which the principal of, premium, if any, or interest on any first mortgage bond is due or the date fixed for redemption of any first mortgage bond is not a business day (as defined in the mortgage indenture), then payment of that principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date or the date fixed for redemption, and, in the case of timely payment on such business day, no additional interest shall accrue for the period from and after such principal, premium or interest is stated to be due to such business day.

Redemption Provisions

        The senior note mortgage bonds will be redeemed on the respective dates and in the respective principal amounts that correspond to the redemption dates for, and the principal amounts to be redeemed of, the corresponding series of senior secured debt securities. The senior note mortgage bonds will not be entitled to any covenant providing for the retirement or amortization of senior note mortgage bonds outstanding or for the certification of expenditures for bondable property in lieu of such retirement.

        In the event of an event of default under the senior secured indenture and acceleration of the senior secured debt securities, the senior note mortgage bonds will be immediately redeemable in whole, upon demand of the senior secured trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date.

        With respect to any first mortgage bonds that are not senior note mortgage bonds, any terms for the optional or mandatory redemption of such first mortgage bonds will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, such first mortgage bonds will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date, and, if less than all the first mortgage bonds of a series are to be redeemed, the particular first mortgage bonds to be redeemed will be selected by the mortgage trustee in such manner as it shall deem appropriate and fair. Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the mortgage trustee, on or prior to such redemption date, of money sufficient to pay the principal of, premium, if any, and interest on such first mortgage bonds and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such first mortgage bonds.

Purchase of First Mortgage Bonds

        We or our affiliates may, at any time and from time to time, purchase all or some of the first mortgage bonds at any price or prices, whether by tender, in the open market, by private negotiated agreement or otherwise, subject to applicable law.

Mortgage Events of Default

        Each of the following events constitutes an event of default under the mortgage indenture, referred to in this prospectus as a "mortgage event of default":

  •
  failure to pay interest on any first mortgage bond within 45 days after the same becomes due;

  •
  failure to pay principal of or premium, if any, on any first mortgage bond within three business days after its maturity;

  •
  certain events relating to our reorganization, bankruptcy or insolvency or the appointment of a receiver for us or any substantial part of our property; or

  •
  failure to perform or breach of any of our covenants or warranties in the mortgage indenture (other than a covenant or warranty a default in the performance or breach of which is discussed in the foregoing bullet points) for a period of 60 days after there has been given to us by the mortgage trustee, or to us and the mortgage trustee by the holders of at least 25% in principal amount of the outstanding first mortgage bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default," unless the mortgage trustee, or the mortgage trustee and the holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration.

        However, the mortgage trustee, or the mortgage trustee and such holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by us within such period and is being diligently pursued.

Remedies

        If a mortgage event of default occurs and is continuing, then the mortgage trustee or the holders of not less than 33% in principal amount of the first mortgage bonds then outstanding may declare the principal amount (or if any of the first mortgage bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the mortgage indenture) of all of the first mortgage bonds to be immediately due and payable. At any time after such declaration, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money shall have been obtained by the mortgage trustee as provided in the mortgage indenture, the mortgage event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

  •
  we have paid or deposited with the mortgage trustee a sum sufficient to pay:

  •
  all overdue interest, if any, on all first mortgage bonds then outstanding;

  •
  the principal of, and premium, if any, on any first mortgage bonds then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such first mortgage bonds; and

  •
  all amounts due to the mortgage trustee as compensation and reimbursement as provided in the mortgage indenture; and

  •
  any other mortgage event or events of default, other than the non-payment of the principal of first mortgage bonds which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the mortgage indenture.

        The mortgage indenture provides that, under certain circumstances and to the extent permitted by law, if a mortgage event of default occurs and is continuing, the mortgage trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property, or with or without entry, to sell the mortgaged property. If the mortgaged property is sold, whether by the mortgage trustee or pursuant to judicial proceedings, the principal of the outstanding first mortgage bonds, if not previously due, will become immediately due, together with premium, if any, and any accrued interest.

        If a mortgage event of default occurs and is continuing, the holders of a majority in principal amount of the first mortgage bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustee or exercising any trust or power conferred on the mortgage trustee, provided that:

  •
  such direction does not conflict with any rule of law or with the mortgage indenture, and could not involve the mortgage trustee in personal liability in circumstances where indemnity would not, in the mortgage trustee's sole discretion, be adequate; and

  •
  the mortgage trustee may take any other actions deemed proper by the mortgage trustee which is not inconsistent with such direction.

        The mortgage indenture provides that no holder of any first mortgage bond will have any right to institute any proceeding, judicial or otherwise, with respect to the mortgage indenture or the appointment of a receiver or trustee, or for any other remedy thereunder except as described in the next paragraph or unless:

  •
  such holder has previously given to the mortgage trustee written notice of a continuing mortgage event of default;

  •
  the holders of a majority in aggregate principal amount of the first mortgage bonds then outstanding have made written request to the mortgage trustee to institute proceedings in respect of such mortgage event of default and have offered the mortgage trustee indemnity reasonably satisfactory to it against costs and liabilities incurred in complying with such request; and

  •
  the mortgage trustee has failed for 60 days after receipt of such notice to institute any such proceeding and no direction inconsistent with such request has been given to the mortgage trustee during such 60-day period by the holders of a majority in aggregate principal amount of first mortgage bonds then outstanding.

Furthermore, no holder of first mortgage bonds will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of first mortgage bonds. We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after October 25, 2017, to revise the limitations described above to apply to any proceeding or remedy under or with respect to the mortgage indenture or the first mortgage bonds.

        Notwithstanding the foregoing, each holder of first mortgage bonds has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such first mortgage bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder. The mortgage indenture provides that the mortgage trustee must give the holders notice of any default under the mortgage indenture to the extent required by the Trust Indenture Act of 1939, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in the fourth bullet point under "—Mortgage Events of Default" may be given until at least 45 days after the occurrence thereof. The Trust Indenture Act of 1939 currently permits the mortgage trustee to withhold notices of default (except for notices of certain payment defaults) if the mortgage trustee in good faith determines the withholding of such notice to be in the interest of the holders. We are required to deliver to the mortgage trustee each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, we are in compliance with the conditions and covenants under the mortgage indenture.

        As a condition precedent to certain actions by the mortgage trustee at the request or direction of bondholders, the mortgage trustee may require indemnity reasonably satisfactory to it against costs, expenses and liabilities to be incurred in connection therewith.

Modification of the Mortgage Indenture

        Without the consent of any holders of the first mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:

  •
  to evidence the succession of another person to us and the assumption by any such successor of our covenants in the mortgage indenture and in the first mortgage bonds;

  •
  to add one or more covenants or other provisions for the benefit of all holders or for the benefit of such holders of, or to remain in effect only so long as there shall be outstanding, first mortgage bonds of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon us by the mortgage indenture;

  •
  to correct or amplify the description of any property at any time subject to the lien of the mortgage indenture, or better to assure, convey and confirm to the mortgage trustee any property subject or required to be subjected to the lien of the mortgage indenture, or to subject to the lien of the mortgage indenture additional property;

  •
  to convey, transfer and assign to the mortgage trustee and to subject to the lien of the mortgage indenture with the same force and effect as if included in the mortgage indenture, property of our subsidiaries used or to be used for one or more purposes which if owned by us would constitute property used or to be used in our electric or gas business, which property shall for all purposes of the mortgage indenture be deemed to be property of ours, together with such other provisions as may be appropriate to express the respective rights of the mortgage trustee and us in regard thereto;

  •
  to change or eliminate any provision of the mortgage indenture or to add any new provision to the mortgage indenture, provided that if such change, elimination or addition adversely affects the interests of the holders of the first mortgage bonds of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when no first mortgage bond of such series or tranche remains outstanding under the mortgage indenture;

  •
  to establish the form or terms of the first mortgage bonds of any series or tranche as permitted by the mortgage indenture;

  •
  to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto;

  •
  to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee;

  •
  to provide for the procedures required to permit the utilization of a noncertificated system of registration for all, or any series or tranche of, the first mortgage bonds;

  •
  to change any place where

  •
  the principal of, premium, if any, and interest on the first mortgage bonds of any series, or any tranche thereof, will be payable,

  •
  any first mortgage bonds of any series, or any tranche thereof, may be surrendered for registration of transfer,

  •
  any first mortgage bonds of any series, or any tranche thereof, may be surrendered for exchange, and

  •
  notices and demands to or upon us in respect of the first mortgage bonds of any series, or any tranche thereof, and the mortgage indenture may be served;

  •
  to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the mortgage indenture, so long as such other changes or additions do not adversely affect the interests of the holders of first mortgage bonds of any series or tranche in any material respect;

  •
  to reflect changes in generally accepted accounting principles; or

  •
  to comply with the rules or regulations of any national securities exchange on which any of the first mortgage bonds may be listed.

        Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939 is amended after the date of this prospectus in such a way as to require changes to the mortgage indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the mortgage indenture or at any time thereafter, were required by the Trust Indenture Act of 1939 to be contained in the mortgage indenture, we and the mortgage trustee may, without the consent of any holders of first mortgage bonds, enter into one or more supplemental indentures to evidence or effect such amendment.

        Except as provided above, the consent of the holders of a majority in aggregate principal amount of the first mortgage bonds of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the mortgage indenture pursuant to one or more supplemental indentures. However, if less than all of the series of first mortgage bonds outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding first mortgage bonds of all series so directly affected, considered as one class, will be required. In addition, if the first mortgage bonds of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding first mortgage bonds of all tranches so directly affected, considered as one class, will be required. Furthermore, no such amendment or modification of the mortgage indenture may, without the consent of each holder of the outstanding first mortgage bonds of each series or tranche directly affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any first mortgage bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a "discount bond" (as defined in the mortgage indenture) that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency (or other property) in which any first mortgage bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

  •
  permit the creation of any lien ranking prior to the lien of the mortgage indenture with respect to all or substantially all of the mortgaged property or terminate the lien of the mortgage indenture on all or substantially all of the mortgaged property, or deprive such holder of the benefit of the security of the lien of the mortgage indenture;

  •
  reduce the percentage in principal amount of the outstanding first mortgage bonds of such series or tranche, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the mortgage indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

  •
  modify certain of the provisions of the mortgage indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

        A supplemental indenture which changes or eliminates any covenant or other provision of the mortgage indenture which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there shall be outstanding first mortgage bonds of one or more specified series, or one or more tranches thereof, or modifies the rights of the holders of first mortgage bonds of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the mortgage indenture of the holders of the first mortgage bonds of any other series or tranche.

Waiver

        The holders of a majority in aggregate principal amount of all first mortgage bonds may waive our obligations to comply with certain covenants, including our obligation to maintain our corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and to make such recordings and filings as are necessary to protect the security of the holders and the rights of the mortgage trustee, provided that such waiver occurs before the time such compliance is required. The holders of a majority of the aggregate principal amount of outstanding first mortgage bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with our obligations to maintain an office or agency where the first mortgage bonds of such series or tranches may be surrendered for payment, registration, transfer or exchange, and compliance with any other covenant specified in a supplemental indenture respecting such series or tranches.

Defeasance and Discharge

        Any first mortgage bond or bonds, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the mortgage indenture and the entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the mortgage trustee, in trust:

  •
  money in the amount which will be sufficient,

  •
  "eligible obligations" (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient, or

  •
  a combination of the foregoing which will be sufficient,

to pay when due the principal of, and premium, if any, and interest on such first mortgage bond or bonds or portions thereof.

        For this purpose, "eligible obligations" include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

Consolidation, Merger, Conveyance, Transfer or Lease

        We have agreed not to consolidate with or merge into any other entity or convey, transfer or lease the mortgaged property as or substantially as an entirety to any entity unless:

  •
  such transaction is on such terms as will fully preserve in all material respects the lien and security of the mortgage indenture and the rights and powers of the mortgage trustee and holders;

  •
  the entity formed by such consolidation or into which we are merged or the entity which acquires by conveyance or transfer or which leases the mortgaged property as or substantially as an entirety is organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, and such entity executes and delivers to the mortgage trustee a supplemental indenture, which contains an assumption by such entity of the punctual payment of the first mortgage bonds and the performance of all of our covenants under the mortgage indenture and which confirms the lien of the mortgage indenture on the mortgaged property and subjects to the lien of the mortgage indenture all property thereafter acquired by such entity that constitutes an improvement, extension or addition to the mortgaged property or a renewal, replacement or substitution of or for any part thereof; and

  •
  in the case of a lease, such lease is made expressly subject to termination by us or the mortgage trustee at any time during the continuance of a mortgage event of default and by the purchaser of the property so leased at any sale thereof under the mortgage indenture.

        The mortgage indenture does not prevent or restrict:

  •
  any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property; or

  •
  any merger or consolidation in which we are the surviving entity.

        The successor entity may, in its sole discretion, impose the lien of the mortgage indenture upon any property then owned or thereafter acquired by the successor entity, but the lien of the mortgage indenture generally will not cover the property of the successor entity other than (i) the mortgaged property owned by us immediately prior to such transaction that is acquired by the successor entity in or as a result of such transaction and (ii) improvements, extensions and additions to such mortgaged property and renewals, replacements and substitutions thereof, within the meaning of the mortgage indenture.

        We have reserved the right to amend the provisions of the mortgage indenture described above under "—Consolidation, Merger, Conveyance, Transfer or Lease" without any consent or other action of the holders of any series of first mortgage bonds created after October 25, 2017, to provide that the mortgage indenture will not prevent or restrict any conveyance, transfer or lease of any of our properties where we retain mortgaged property with a fair value in excess of the reciprocal of the bonding ratio (the bonding ratio is now 75%) multiplied by the aggregate principal amount of all outstanding first mortgage bonds, and any other outstanding debt secured by a prior lien that ranks equally with, or senior to, the first mortgage bonds with respect to the mortgaged property that we retain. This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select.

Release of Property

        We may obtain the release of any funded property from the lien of the mortgage indenture, except for cash held by the mortgage trustee, upon delivery to the mortgage trustee of an amount in cash equal to the amount, if any, by which the cost of the property to be released (or, if less, the fair value of such property at the time it became funded property) exceeds the aggregate of:

  •
  the principal amount, subject to certain limitations, of obligations secured by purchase money mortgages upon the property to be released and delivered to the mortgage trustee;

  •
  the cost or fair value (whichever is less) of certified property additions not constituting funded property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the release);

  •
  an amount equal to 133 1/3% of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such release);

  •
  an amount equal to 133 1/3% of the aggregate principal amount of first mortgage bonds delivered to the mortgage trustee;

  •
  the deposit of cash or, to a limited extent, the principal amount of obligations secured by purchase money mortgages upon the property released delivered to the trustee or other holder of a lien prior to the lien of the mortgage indenture; and

  •
  any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

        Property which is not funded property may generally be released from the lien of the mortgage indenture without depositing any cash or property with the mortgage trustee as long as:

  •
  the aggregate amount of cost or fair value (whichever is less) of all property additions which do not constitute funded property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or

  •
  the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value (whichever is less) of property additions acquired or made within the 90-day period preceding the release.

        The mortgage indenture provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants, modifications or surrender of certain rights without any release or consent by the mortgage trustee. We have reserved the right to amend the mortgage indenture without any consent or other action of the holders of any series of first mortgage bonds created after October 25, 2017, to provide that we may terminate, abandon, surrender, cancel, release, modify, make substitutions for or dispose of any of our franchises, permits or licenses that are mortgaged property without any consent of the mortgage trustee; provided that (i) such action is, in our opinion, necessary, desirable or advisable in the conduct of our business and will not materially impair the operation of other mortgaged property, and (ii) any of our franchises, permits or licenses that, in our opinion, cease to be necessary for the operation of mortgaged property shall cease to be mortgaged property without any release or consent, or report to, the mortgage trustee.

        If any property released from the lien of the mortgage indenture continues to be owned by us after such release, the mortgage indenture will not become a lien on any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property.

Withdrawal of Cash

        Subject to certain limitations, cash held by the mortgage trustee may

  (1)
  be withdrawn by us

  •
  to the extent of the cost or fair value (whichever is less) of property additions not constituting funded property, after certain deductions and additions, primarily including adjustments to offset retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the release),

  •
  in an amount equal to 133 1/3% of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such withdrawal), or

  •
  in an amount equal to 133 1/3% of the aggregate principal amount of any outstanding first mortgage bonds delivered to the mortgage trustee; or

  (2)
  upon our request, be applied to

  •
  the purchase of first mortgage bonds (at prices not exceeding 133 1/3% of the principal amount thereof) or

  •
  the redemption or payment at maturity of first mortgage bonds.

        However, cash deposited with the mortgage trustee as the basis for the authentication and delivery of first mortgage bonds may only be withdrawn in an amount equal to the aggregate principal amount of first mortgage bonds we would be entitled to issue on any basis (with such entitlement being waived by operation of such withdrawal), or may, upon our request, be applied to the purchase, redemption or payment of first mortgage bonds at prices not exceeding, in the aggregate, the principal amount thereof.

        Any first mortgage bonds received by the mortgage trustee pursuant to these provisions shall be cancelled by the mortgage trustee.

Resignation or Removal of the Mortgage Trustee

        The mortgage trustee may resign at any time by giving written notice thereof to us or may be removed at any time by act of the holders of a majority in principal amount of first mortgage bonds then outstanding delivered to the mortgage trustee and us. No resignation or removal of the mortgage trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the mortgage indenture. So long as no mortgage event of default or event which, after notice or lapse of time, or both, would become a mortgage event of default has occurred and is continuing, if we have delivered to the mortgage trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the mortgage indenture, the mortgage trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage indenture.

Concerning the Mortgage Trustee

        We and our affiliates maintain corporate trust and other banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates. The Bank of New York Mellon Trust Company, N.A. is also acting as trustee under our senior secured indenture, our senior note indenture dated as of June 1, 2006, that was originally executed by CILCO, and our senior note indenture dated as of December 1, 1998. As trustee under the mortgage indenture, The Bank of New York Mellon Trust Company, N.A. could have a conflicting interest for purposes of the Trust Indenture Act of 1939 if a mortgage event of default were to occur under the mortgage indenture. In that case, the mortgage trustee may be required to eliminate such conflicting interest by resigning as mortgage trustee. There are other instances under the Trust Indenture Act of 1939 which would require the resignation of the mortgage trustee if a mortgage event of default were to occur.

Governing Law

        The mortgage indenture is, and the senior note mortgage bonds will be, governed by and construed in accordance with Illinois law.

DESCRIPTION OF SENIOR UNSECURED DEBT SECURITIES

General

        The senior unsecured debt securities will be issued in one or more series under a senior unsecured indenture between us and a trustee. The form of the senior unsecured indenture or other instrument establishing the senior unsecured debt securities of a particular series are exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. The senior unsecured indenture will be qualified under the Trust Indenture Act of 1939. The senior unsecured debt securities of all series that may be issued under the senior unsecured indenture are referred to in this prospectus as "senior unsecured debt securities." The following summaries of certain provisions of the senior unsecured indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the senior unsecured indenture and the senior unsecured debt securities.

Ranking

        The senior unsecured debt securities will be our direct unsecured general obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and will be effectively junior to all of our secured debt, including our first mortgage bonds (and any related senior secured debt securities), as to the collateral pledged to secure this debt. Unless otherwise indicated in a subsequent prospectus supplement, the senior unsecured indenture will not limit the aggregate amount of debt we may incur.

        The senior unsecured indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien upon all property and funds held or collected by the trustee as such.

Issuance of Additional Senior Unsecured Debt Securities

        The senior unsecured indenture will provide that additional senior unsecured debt securities may be issued thereunder without limitation as to aggregate principal amount.

Provisions of a Particular Series

        The prospectus supplement applicable to each series of senior unsecured debt securities will specify:

  •
  the title and any limitation on the aggregate principal amount of the senior unsecured debt securities;

  •
  the original issue date for the senior unsecured debt securities and the date on which the senior unsecured debt securities will mature;

  •
  the interest rate or rates, or method of calculation thereof, for the senior unsecured debt securities, and the date from which interest shall accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for payments of interest if other than the fifteenth day of the calendar month next preceding each interest payment date;

  •
  the terms, if any, regarding the optional or mandatory redemption of the senior unsecured debt securities, including redemption date or dates of the senior unsecured debt securities, if any, and the price or prices applicable to such redemption;

  •
  any period or periods within which, the price or prices at which and the terms and conditions upon which the senior unsecured debt securities may be repaid, in whole or in part, at the option of the holder thereof; and

  •
  any other terms of the senior unsecured debt securities not inconsistent with the senior unsecured indenture.

        Unless otherwise indicated in the applicable prospectus supplement, the senior unsecured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

        There will be no requirement under the senior unsecured indenture that our future issuances of debt securities be issued exclusively under the senior unsecured indenture, and we will be free to employ other indentures or documentation containing provisions different from those included in the senior unsecured indenture or applicable to one or more issuances of senior unsecured debt securities, in connection with future issuances of other debt securities, including as described in this prospectus under "Description of Senior Secured Debt Securities."

        The senior unsecured indenture will provide that the senior unsecured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all senior unsecured debt securities of one series at the same time, and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the senior unsecured debt securities of that series, for issuances of additional senior unsecured debt securities of that series.

        Unless otherwise provided in the applicable prospectus supplement, there will be no provisions in the senior unsecured indenture or the senior unsecured debt securities that require us to redeem, or permit the holders to cause a redemption of, the senior unsecured debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of senior unsecured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of DTC, and deposited with, or on behalf of, the depositary. Except as set forth under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have senior unsecured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior unsecured debt securities and will not be considered the registered holders thereof under the senior unsecured indenture.

        Senior unsecured debt securities of any series will be exchangeable for other senior unsecured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

        Unless otherwise indicated in the applicable prospectus supplement, senior unsecured debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the senior unsecured trustee maintained for such purpose with respect to any series of senior unsecured debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the senior unsecured indenture. Such transfer or exchange will be effected upon the senior unsecured trustee and us being satisfied with the endorsements or instruments of transfer and the identity or authorization of the person making the request. In the case of any senior unsecured debt securities that have been mutilated, destroyed, lost or stolen, new senior unsecured debt securities of a like aggregate principal amount and tenor will be issued upon the senior unsecured trustee and us being satisfied with the evidence of ownership and loss and with the security or indemnity provided.

        In the event of any redemption of senior unsecured debt securities of any series, the senior unsecured trustee will not be required to exchange or register a transfer of any senior unsecured debt securities of such series selected, called or being called for redemption except, in the case of any senior unsecured debt security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Payments with respect to principal of, premium, if any, and interest on senior unsecured debt securities issued in the form of global securities will be paid in the manner described below under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, interest on senior unsecured debt securities, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person's address as it appears in the register for the senior unsecured debt securities maintained by the senior unsecured trustee; provided, however, a holder of senior unsecured debt securities of one or more series under the senior unsecured indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the senior unsecured trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest at maturity on, senior unsecured debt securities in the form of certificated securities will be payable in immediately available funds at the office of the senior unsecured trustee or at the authorized office of any paying agent upon presentation and surrender of such senior unsecured debt securities. We may appoint additional paying agents from time to time, including ourselves or our affiliates.

        All monies we pay, or cause to be paid by a paying agent, to the senior unsecured trustee for the payment of principal of, premium, if any, and interest on any senior unsecured debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such senior unsecured debt security thereafter may look only to us for payment thereof.

        In any case where the date on which the principal of, premium, if any, or interest on any senior unsecured debt security is due or the date fixed for redemption of any senior unsecured debt security is not a business day (as defined in the senior unsecured indenture), then payment of that principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date or the date fixed for redemption, and, in the case of timely payment on such business day, no additional interest shall accrue for the period from and after such principal, premium or interest is stated to be due to such business day.

Redemption Provisions

        Any terms for the optional or mandatory redemption of the senior unsecured debt securities will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior unsecured debt securities will be redeemable only upon notice by mail not less than 10 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior unsecured debt securities of a series are to be redeemed, the particular senior unsecured debt securities to be redeemed will be selected by the senior unsecured trustee in such manner as it shall deem appropriate and fair.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the senior unsecured trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of, premium, if any, and interest on such senior unsecured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior unsecured debt securities.

Purchase of Senior Unsecured Debt Securities

        We or our affiliates may, at any time and from time to time, purchase all or some of the senior unsecured debt securities at any price or prices, whether by tender, in the open market, by private negotiated agreement or otherwise, subject to applicable law.

Events of Default

        The following constitute events of default under the senior unsecured indenture with respect to the senior unsecured debt securities:

  •
  default in the payment of principal of, and premium, if any, on any senior unsecured debt securities when due and payable;

  •
  default in the payment of interest on any senior unsecured debt securities when due and payable which continues for 60 days;

  •
  failure to observe or perform any of our other covenants or warranties in the senior unsecured debt securities or in the senior unsecured indenture and the continuation thereof for 60 days after written notice thereof is given to us by the senior unsecured trustee or to the senior unsecured trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding senior unsecured debt securities; and

  •
  the occurrence of certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the senior unsecured indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing.

        If an event of default under the senior unsecured indenture occurs and is continuing, either the senior unsecured trustee or the holders of not less than 33% in aggregate principal amount of the outstanding senior unsecured debt securities may declare, by notice in writing, the principal amount of and interest on all senior unsecured debt securities to be due and payable immediately. At any time after an acceleration of the senior unsecured debt securities has been declared, but before a judgment or decree for the payment of the principal amount of the senior unsecured debt securities has been obtained, if we pay or deposit with the senior unsecured trustee a sum sufficient to pay all matured installments of interest and the principal and premium, if any, which have become due otherwise than by acceleration and any amounts due to the senior unsecured trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior unsecured debt securities.

        The senior unsecured indenture provides that the senior unsecured trustee generally will be under no obligation to exercise any of its rights or powers under the senior unsecured indenture at the request or direction of any of the holders of senior unsecured debt securities unless such holders have offered to the senior unsecured trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the senior unsecured indenture, the holders of a majority in principal amount of the outstanding senior unsecured debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior unsecured trustee, or of exercising any trust or power conferred on the senior unsecured trustee. The holders of a majority in principal amount of the outstanding senior unsecured debt securities generally will have the right to waive any past default or event of default under the senior unsecured indenture, except a default in the payment of principal of, premium, if any, or interest on the senior unsecured debt securities. The senior unsecured indenture provides that no holder of senior unsecured debt securities may institute any action against us under or with respect to the senior unsecured indenture or the senior unsecured debt securities except as described in the next paragraph or unless such holder previously shall have given to the senior unsecured trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of senior unsecured debt securities shall have requested the senior unsecured trustee to institute such action and shall have offered the senior unsecured trustee reasonable indemnity, and the senior unsecured trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of senior unsecured debt securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior unsecured debt securities.

        Notwithstanding the foregoing, each holder of senior unsecured debt securities has the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such senior unsecured debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior unsecured debt securities.

        The senior unsecured indenture provides that the senior unsecured trustee, within 90 days after the occurrence of a default with respect to the senior unsecured debt securities actually known to the senior unsecured trustee, is required to give the holders of the senior unsecured debt securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, premium or interest on any senior unsecured debt securities, the senior unsecured trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We are required to deliver to the senior unsecured trustee each year a certificate as to whether or not, to the knowledge of the officer signing such certificate, we are in compliance with the conditions and covenants under the senior unsecured indenture.

Modification

        The senior unsecured trustee and we may modify and amend the senior unsecured indenture with the consent of the holders of a majority in principal amount of the outstanding senior unsecured debt securities, considered as one class, provided that no such modification or amendment may, without the consent of the holder of each outstanding senior unsecured debt security affected thereby:

  •
  change the maturity date of any senior unsecured debt security;

  •
  reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any senior unsecured debt security;

  •
  reduce the principal amount of, or premium payable on, any senior unsecured debt security;

  •
  change the coin or currency of any payment of principal of, premium, if any, or interest on any senior unsecured debt security;

  •
  change the date on which any senior unsecured debt security may be redeemed or adversely affect the rights of a holder to institute suit for the enforcement of any payment on any senior unsecured debt security; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding senior unsecured debt securities necessary to modify or amend the senior unsecured indenture or to waive any past default to less than a majority.

        The senior unsecured trustee and we may modify and amend the senior unsecured indenture without the consent of the holders:

  •
  to change or eliminate any of the provisions of the senior unsecured indenture, provided that any such change or elimination shall become effective only when there are no outstanding senior unsecured debt securities created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to senior unsecured debt securities issued after the effective date of such change or elimination;

  •
  to establish the form of the senior unsecured debt securities of any series as permitted by the senior unsecured indenture or to establish or reflect any terms of the senior unsecured debt securities of any series as determined by the senior unsecured indenture;

  •
  to evidence the succession of another corporation to us as permitted by the senior unsecured indenture, and the assumption by any successor of our covenants in the senior unsecured indenture and in the senior unsecured debt securities;

  •
  to grant or confer upon the senior unsecured trustee for the benefit of the holders of one or more series of senior unsecured debt securities any additional rights, remedies, powers or authority;

  •
  to permit the senior unsecured trustee to comply with any duties imposed upon it by law;

  •
  to specify further the duties and responsibilities of, and to define further the relationships among, the senior unsecured trustee, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the senior unsecured indenture;

  •
  to add to our covenants for the benefit of the holders of one or more series of senior unsecured debt securities or to surrender a right conferred on us in the senior unsecured indenture;

  •
  to add security for the senior unsecured debt securities;

  •
  to add an event of default with respect to one or more series of senior unsecured debt securities;

  •
  to add provisions permitting us to be released with respect to one or more series of outstanding senior unsecured debt securities from our obligations under the covenants described under "—Consolidation, Merger and Sale or Disposition of Assets," upon satisfaction of conditions with respect to such series of senior unsecured debt securities that are the same as those described under "—Defeasance and Discharge," except that the opinion of tax counsel referred to in that section need not be based upon a ruling or similar pronouncement by the Internal Revenue Service or a change in law;

  •
  to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

  •
  to make any other change that is not prejudicial to the holders of senior unsecured debt securities.

        A supplemental indenture which changes or eliminates any covenant or other provision of the senior unsecured indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of senior unsecured debt securities, or which modifies the rights of the holders of senior unsecured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the senior unsecured indenture of the holders of senior unsecured debt securities of any other series.

Defeasance and Discharge

        The senior unsecured indenture will provide that we will be discharged from any and all obligations in respect of the senior unsecured debt securities and the senior unsecured indenture, except for certain obligations such as obligations to register the transfer or exchange of senior unsecured debt securities, replace stolen, lost or mutilated senior unsecured debt securities and maintain paying agencies, if, among other things, we irrevocably deposit with the senior unsecured trustee, in trust for the benefit of holders of senior unsecured debt securities, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on the senior unsecured debt securities on the dates such payments are due in accordance with the terms of the senior unsecured indenture and the senior unsecured debt securities; provided that, unless all of the senior unsecured debt securities are to be due within 90 days of such deposit by redemption or otherwise, we shall also have delivered to the senior unsecured trustee an opinion of counsel expert in federal tax matters to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the senior unsecured debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the senior unsecured indenture and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of the senior unsecured indenture. Thereafter, the holders of senior unsecured debt securities must look only to such deposit for payment of the principal of, premium, if any, and interest on the senior unsecured debt securities.

Consolidation, Merger and Sale or Disposition of Assets

        We have agreed not to consolidate with or merge into any entity or sell or otherwise dispose of our properties substantially as an entirety to any person unless:

  •
  the successor entity or the person that receives such properties pursuant to such sale or other disposition shall be an entity organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia; and

  •
  the successor entity or the person that receives such properties pursuant to such sale or other disposition assumes by supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on all the senior unsecured debt securities and the performance of every covenant of the senior unsecured indenture to be performed or observed by us.

        Upon any such consolidation, merger, sale or other disposition of our properties substantially as an entirety, the successor entity formed by such consolidation or into which we are merged or the person to which such sale or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the senior unsecured indenture with the same effect as if such successor entity or person had been named as us therein and we will be released from all obligations under the senior unsecured indenture. For purposes of the senior unsecured indenture, the conveyance or other transfer by us of:

  •
  all of our facilities for the transmission of electric energy; or

  •
  all of our facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Resignation or Removal of Senior Unsecured Trustee

        The senior unsecured trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The senior unsecured trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior unsecured trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding senior unsecured debt securities. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the senior unsecured trustee upon notice to the holder of each senior unsecured debt security outstanding and the senior unsecured trustee, and the appointment of a successor trustee.

Governing Law

        The senior unsecured indenture is, and the senior unsecured debt securities will be, governed by New York law.

DESCRIPTION OF PREFERRED STOCK

General

        The following statements describing preferred stock of Ameren Illinois are not intended to be a complete description but rather are a summary of certain preferences, privileges, restrictions and distinguishing characteristics relating to the preferred stock currently authorized by our Restated Articles of Incorporation ("articles of incorporation"). For additional information, please see our articles of incorporation and bylaws. Each of these documents has been previously filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the state of Illinois. The other terms and provisions of each series of preferred stock (as defined below) will be set forth in the resolution adopted by our board of directors establishing such series of preferred stock and will be described in the prospectus supplement relating to such offering.

        Our authorized preferred stock is divided into two classes: 2,600,000 shares of the cumulative preferred stock without par value (the "no par preferred stock"), issuable in series, of which no shares were outstanding on the date of this prospectus; and 2,000,000 shares of the cumulative preferred stock, par value $100 per share (the "$100 par value preferred stock"), issuable in series. When used in this prospectus, the term "preferred stock," unless the context indicates otherwise, means all the authorized shares of our no par preferred stock and the $100 par value preferred stock, whether currently outstanding or hereafter issued.

        The following terms and other information with respect to any series of preferred stock will be contained in a prospectus supplement:

  •
  the class and series designation;

  •
  the number of shares in such series;

  •
  the dividend payment dates and the dividend rate or rates or method of determination or calculation thereof;

  •
  applicable redemption provisions, if any;

  •
  sinking fund or purchase fund provisions, if any;

  •
  stated value, if any; and

  •
  any other special terms applicable thereto.

Issuance in Series; Rank

        The authorized but unissued shares of preferred stock may be issued in one or more series from time to time upon such terms and in such manner, with such variations as to dividend rates (which may be fixed or variable), dividend periods and payment dates, the prices at which, and the terms and conditions on which, shares may be redeemed or repurchased, and sinking fund provisions, if any, as may be determined by our board of directors. Except for such characteristics, as to which our board of directors has discretion, all series of the $100 par value preferred stock rank equally and are alike in all respects. Except for such characteristics and the amount payable upon our liquidation, dissolution or winding up, the stated value and the terms and conditions, if any, upon which shares may be converted, as to which our board of directors has discretion, all series of the no par preferred stock rank equally and are alike in all respects. The aggregate stated value of our issued and outstanding no par preferred stock shall not exceed $65,000,000 at any time.

        Our preferred stock ranks senior with respect to dividends and liquidation rights to our common stock without par value ("common stock").

Dividend Rights

        Holders of preferred stock are entitled to receive in respect of each share held, from (and including) the date of issue thereof, cumulative dividends on the par or stated value thereof at the rate or rates applicable thereto, and no more, in preference to our common stock, payable quarterly or for such other periods as may be fixed by our board of directors, when and as declared by our board of directors out of any surplus or net profits of Ameren Illinois legally available for such purpose. No dividend may be paid on or set apart for any share of preferred stock in respect of a dividend period unless, at the same time, there shall be paid on or set apart for all shares of such stock then outstanding and having a dividend period ending on the same date, dividends in such an amount that the holders of all such shares of such stock shall receive or have set apart for them a uniform percentage of the full dividend to which they are respectively entitled and unless all dividends on the preferred stock, for all preceding dividend periods, have been fully paid or declared and funds set apart for the payment thereof. Further, no dividend may be paid on or set apart for any share of preferred stock unless all amounts required to be paid and set aside for any sinking fund for the redemption or purchase of shares of any series of preferred stock outstanding, with respect to all preceding sinking fund dates, have been paid or set aside in accordance with the terms of such series of preferred stock.

Optional Redemption Provisions

        Subject to restrictions, if any, on redemptions set forth in the applicable prospectus supplement, shares of preferred stock will be redeemable, at our option, in whole at any time or in part from time to time, on not less than 30 days' notice at the prices indicated in the applicable prospectus supplement.

Sinking Fund or Purchase Fund Provision

        No sinking fund redemptions or purchases in respect of shares of preferred stock may be made, or funds set aside for such purposes, unless dividends on all shares of preferred stock of any series for all past dividend periods shall have been made in full or declared and funds set apart for their payment.

Voting Rights

        Under Illinois law, each share of preferred stock and common stock is entitled to one vote on each matter voted on at all meetings of shareholders, with the right of cumulative voting in the election of directors and the right to vote as a class on certain questions. The articles of incorporation give holders of the preferred stock certain special voting rights with respect to specified corporate actions, including certain amendments to the articles of incorporation, the issuance of preferred stock ranking senior to, or equally with, existing preferred shares, the issuance or assumption of certain unsecured indebtedness, and mergers, consolidations or sales or leases of all or substantially all of our assets. See "—Restrictions on Certain Corporate Actions."

        In addition, under Illinois law holders of shares of preferred stock have the right to vote as a class on any amendment to our articles of incorporation that would change the privileges or special or relative rights of such class, but if less than all series of a class are affected, then the affected series have the right to vote as a class on such amendment.

Liquidation Rights

        In the event of any liquidation, dissolution or winding up (voluntary or involuntary) of Ameren Illinois, holders of preferred stock are entitled to receive an amount equal to the aggregate par or stated value of their shares and any unpaid accrued dividends thereon, before any payment or distribution is made to the holders of our common stock.

Common Stock of Ameren Illinois

        Our board of directors may not declare or pay dividends on our common stock unless all accrued and unpaid dividends on all series of preferred stock have been paid or declared.

Restrictions on Certain Corporate Actions

        The articles of incorporation provide that, so long as any preferred stock is outstanding, we shall not, without a two-thirds vote of each class of the preferred stock (the $100 par value preferred stock and the no par preferred stock each voting separately as a class), unless the retirement of such stock is provided for, (1) amend the articles of incorporation to create any prior ranking stock or security convertible into such stock, or issue any such stock or convertible security, (2) change the terms and provisions of the preferred stock so as to affect adversely the holders' rights or preferences, except that the requisite vote of holders of at least two-thirds of the total number of the shares of only the class or series (if less than all series) so affected shall be required or (3) issue any shares of preferred stock or of equal ranking stock, or any securities convertible into shares of such stock, except to redeem, retire or in exchange for an equal amount thereof, unless (a) the gross income of Ameren Illinois available for interest for a 12-month period ending within the 15 months next preceding such issuance was at least 1 1/2 times the sum of (i) one year's interest (adjusted by provision for amortization of debt discount and expense or of premium, as the case may be) on all funded debt and notes of Ameren Illinois maturing more than 12 months after the date of issue of such shares or convertible securities that will be outstanding at such date and (ii) one year's dividends on the preferred stock and all equal or prior ranking stock to be outstanding after the issue of such shares or convertible securities and (b) the sum of our common stock capital and our surplus accounts shall be not less than the total amount of the involuntary liquidation preference of all preferred stock and all equal or prior ranking stock to be outstanding after the issue of such shares or convertible securities.

        The articles of incorporation also provide that we shall not, without a majority vote of each class of the preferred stock (the $100 par value preferred stock and the no par preferred stock each voting separately as a class), unless the retirement of such stock is provided for, (1) issue or assume any "unsecured debt securities" (as defined below), except to refund any of our secured or unsecured debt or to retire any preferred stock or equal or prior ranking stock, if immediately after such issuance or assumption the total amount of all our unsecured debt securities to be outstanding would exceed 20% of the sum of all of our outstanding secured debt securities and capital and surplus as then recorded on our books, or (2) merge or consolidate with any other corporation, or sell or lease all or substantially all of our assets, unless the transaction has been ordered, approved or permitted by all regulatory bodies having jurisdiction. "Unsecured debt securities" means all unsecured notes, debentures or other securities representing unsecured indebtedness which have a final maturity, determined as of the date of issuance or assumption, of less than two years.

        For purposes of making the calculations referred to above, the "dividend requirement for one year" applicable to any shares of preferred stock or such parity stock or convertible securities proposed to be issued, which will have dividends determined according to an adjustable, floating or variable rate, shall be determined on the basis of the dividend rate to be applicable to such series of preferred stock or such parity stock or convertible securities on the date of such issuance and the "interest for one year" on funded indebtedness or notes outstanding and the "dividend requirement for one year" on any outstanding shares of any series of preferred stock or shares of stock, if any, ranking prior to or on a parity with the preferred stock, or securities convertible into such stock, and having interest or dividends determined according to an adjustable, floating or variable rate shall be determined on the basis of the daily weighted average annual interest or dividend rate applicable to such security (a) during any consecutive 12-month period selected by us, which period ends within 90 days prior to the issuance of the shares or convertible securities proposed to be issued or (b) if the security has been outstanding for less than 12 full calendar months, during such shorter period beginning on the date of issuance of such security and ending on a date selected by us, which date shall not be more than 45 days prior to the issuance of the shares or convertible securities proposed to be issued; provided that if such security shall have been issued within 45 days prior to the issuance of the shares or convertible securities proposed to be issued, the interest or dividend rates shall be that applicable on the date of issuance of such security.

Preemptive Rights

        Holders of the preferred stock have no preemptive rights to subscribe for or purchase any securities issued by us.

Miscellaneous

        The preferred stock have no conversion rights. There is no restriction on the repurchase or redemption by us of our common stock or preferred stock while there is any arrearage in the payment of dividends or sinking fund installments in respect of our preferred stock, except for payments into or set asides for a sinking fund for the redemption or payment of preferred stock, in circumstances when the repurchase or redemption of our common stock or preferred stock is otherwise prohibited or restricted by statute or common law or, as summarized in "—Restrictions on Certain Corporate Actions," by the articles of incorporation.

        We reserve the right to increase, decrease or reclassify our authorized stock of any class or series thereof, and to amend or repeal any provision in the articles of incorporation or any amendment thereto, in the manner prescribed by law, subject to the conditions and limitations prescribed in the articles of incorporation; and all rights conferred on shareholders in the articles of incorporation are subject to this reservation.

        Shares of preferred stock, when issued by us upon receipt of the consideration therefor, will be fully paid and non-assessable.

Transfer Agent and Registrar

        Ameren Services Company, a subsidiary of Ameren, serves as transfer agent and registrar for our preferred stock.

BOOK-ENTRY SYSTEM

        Unless otherwise specified in the applicable prospectus supplement, the securities will trade through DTC. The securities will be represented by one or more global certificates and registered in the name of Cede & Co., DTC's nominee. Upon issuance of the securities, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the securities represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the applicable trustee as custodian for DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.

        Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

        To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC's records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the applicable indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy (the "Omnibus Proxy") to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Payments of principal, premium, if any, interest, distributions and dividends and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the applicable trustee or agent on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such Participants and not of DTC, the trustee or agent for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

        DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving us reasonable notice. In the event no successor securities depositary is obtained, certificates for the securities will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the securities. In that event, certificates for such securities will be printed and delivered. If certificates for such securities are printed and delivered,

  •
  the securities will be issued in fully registered form without coupons;

  •
  a holder of certificated securities would be able to exchange those securities, without charge, for an equal aggregate principal amount of securities of the same series, having the same issue date and with identical terms and provisions; and

  •
  a holder of certificated securities would be able to transfer those securities without cost to another holder, other than for applicable stamp taxes or other governmental charges.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

SELLING SECURITYHOLDERS

        Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as "selling securityholders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

        The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder's account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We and any selling securityholder may sell the securities offered pursuant to this prospectus on a continuous or delayed basis:

  •
  through underwriters or dealers;

  •
  directly; or

  •
  through agents.

        This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, dealers or agents, the respective amounts offered, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

        We and any selling securityholder may sell the securities directly or through agents designated from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities at the public offering price and on the terms described in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

        Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on a national securities exchange.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

LEGAL MATTERS

        Morgan, Lewis & Bockius LLP, New York, New York, and Craig W. Stensland, Esq., Senior Corporate Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to us, will pass upon the validity of the offered securities for us. Gregory L. Nelson, Esq., our Senior Vice President, General Counsel and Secretary, will pass upon certain legal matters. As of December 4, 2017, Mr. Nelson owned 35,584.64 shares of Ameren common stock. In addition, as of that date, Mr. Nelson owned 53,058 performance share units, none of which are fully vested. Certain legal matters will be passed upon for any underwriters, dealers, purchasers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP represents certain of our affiliates from time to time in connection with various matters. All matters pertaining to our incorporation and all other matters of Illinois law relating to us will be passed upon by Mr. Stensland. As to all matters based on the law of the State of Illinois, Morgan, Lewis & Bockius LLP will rely on the opinion of Mr. Stensland. As to all matters based on the law of the State of New York, Mr. Stensland will rely on the opinion of Morgan, Lewis & Bockius LLP.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$430,000,000

3.80% First Mortgage Bonds due 2028

Prospectus Supplement
May 14, 2018

Joint Book-Running Managers

J.P. Morgan	Morgan Stanley	US Bancorp	Wells Fargo Securities
SMBC Nikko

Co-Managers

Drexel Hamilton	MFR Securities, Inc.	Ramirez & Co., Inc.